Filed Pursuant to Rule 424(b)(5)

Registration No. 333-239115

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Max Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.150% Senior Notes due 2030	$750,000,000	99.170%	$743,775,000.00	$96,542.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. The total registration fee due for this offering is $96,542.00.

PROSPECTUS    SUPPLEMENT

(To prospectus dated June 12, 2020)

Perrigo Finance Unlimited Company

Fully and unconditionally guaranteed by

Perrigo Company plc

$750,000,000 3.150% Senior Notes due 2030

Perrigo Finance Unlimited Company, a public unlimited company incorporated under the laws of Ireland (the “Issuer”), is offering for sale $750,000,000 aggregate principal amount of its 3.150% Senior Notes due 2030 (the “notes”) pursuant to this prospectus supplement and the accompanying prospectus. Payment of principal of, premium, if any, and interest on the notes will be fully and unconditionally guaranteed on an unsecured senior basis by Perrigo Company plc, a public limited company incorporated under the laws of Ireland and the parent company of the Issuer (the “Parent”).

The notes will bear interest at the rate of 3.150% per annum. Interest on the notes is payable on June 15 and December 15 of each year, beginning on December 15, 2020. The notes will mature on June 15, 2030. The interest rate payable on the notes will be subject to adjustment based on certain rating events. See “Description of the Notes—Interest Rate Adjustment Based on Certain Rating Events.”

The notes will not be secured and will be the Issuer’s senior obligations and will rank equally in right of payment with its existing and future senior indebtedness and senior to any of its future subordinated indebtedness. The notes will be guaranteed on a senior unsecured basis by the Parent and will rank pari passu with the Parent’s other senior indebtedness and senior to any of its future subordinated indebtedness. The notes will not be guaranteed by any of the Parent’s other subsidiaries and will therefore be structurally subordinated to all indebtedness and other liabilities of the Parent’s subsidiaries (other than the Issuer) from time to time outstanding. The Issuer is an indirect wholly-owned finance subsidiary of the Parent whose primary purpose is to finance the business and operations of the Parent and its affiliates.

The Issuer may redeem all or part of the notes at any time or from time to time at the redemption prices described in this prospectus supplement under “Description of the Notes—Optional Redemption.” The Issuer must offer to repurchase the notes if it experiences certain kinds of changes of control and there is a downgrade in the ratings of the notes. See “Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event.”

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement and page 2 of the accompanying prospectus.

	Per Note	Total
Public offering price (1)	99.170%	$743,775,000
Underwriting discount	0.650%	$4,875,000
Proceeds, before expenses, to the Issuer	98.520%	$738,900,000

(1)

Plus accrued interest from June 19, 2020, if settlement occurs after that date. The Issuer will not be regulated by the Central Bank of Ireland by virtue of issuing the notes. Any investment in the notes does not have the status of a bank deposit and is not subject to the deposit protection scheme operated by the Central Bank of Ireland or any other government guarantee scheme.

The Issuer intends to apply for the notes to be listed on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. We will have no obligation to maintain such listing, and we may delist the notes at any time. Currently, there is no public market for the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about June 19, 2020.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Wells Fargo Securities

Co-Managers

HSBC	Mizuho Securities	BNP PARIBAS	Credit Suisse
Fifth Third Securities	ING	PNC Capital Markets LLC	US Bancorp

The date of this prospectus supplement is June 16, 2020.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” below.

Since January 1, 2016, we have commenced our fiscal year on January 1 and ended our fiscal year on December 31 of each year. We close our books on the Saturday closest to end of the calendar quarter, with the fourth quarter ending on December 31 of each year.

Currency amounts in this prospectus supplement are stated in U.S. dollars, unless otherwise indicated.

This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to Perrigo Company plc, a public limited company incorporated under the laws of Ireland, and its consolidated subsidiaries, including Perrigo Finance Unlimited Company, the issuer of the notes offered hereby, the “Parent” refers to Perrigo Company plc, but not its consolidated subsidiaries, and the “Issuer” refers to Perrigo Finance Unlimited Company, a public unlimited company incorporated under the laws of Ireland, but not any of its affiliates.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The Issuer does not and will not file separate reports with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding companies, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet website, www.sec.gov. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Attention: Secretary, Perrigo Company plc, the Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74, +353 1 7094000; or at our Internet website, www.perrigo.com. Information on or accessible through our website is not part of this prospectus supplement, and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or has been expressly incorporated by reference into this prospectus supplement.

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We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to our registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K, Form 10-Q, Form 10-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference through the SEC’s Internet website as listed above.

The following documents, which have been filed with the SEC by us, are hereby incorporated by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2020, filed with the SEC on May 5, 2020;

•	Those portions of the Company’s Proxy Statement on Schedule 14A filed on March 27, 2020 that are incorporated by reference into the Company’s Annual Report on Form 10-K; and

•	Current Reports on Form 8-K filed on February 7, 2020, April 7, 2020 (Item 8.01 only), April 9, 2020 and May 8, 2020.

Also, all documents filed by us with the SEC under File No. 001-36353 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus supplement and prior to termination of the offering to which this prospectus supplement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, copies of any document incorporated by reference into this prospectus supplement, excluding exhibits, other than those exhibits that are specifically incorporated by reference in this prospectus supplement. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:

Perrigo Company plc

The Sharp Building

Hogan Place

Dublin 2, Ireland D02 TY74

+353 1 7094000

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents we incorporate by reference herein or therein and oral statements made from time to time by us may contain so called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act and are subject to the safe harbor created thereby.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference herein or therein, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “potential” or the negative of those terms or other comparable terminology. One should carefully evaluate such forward-looking statements in light of factors, including risk factors, described under “Risk Factors” below and in the documents incorporated herein by reference in which we discuss in more detail various important factors that could cause actual results to differ from expected or historic results.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including: the effect of the novel coronavirus (“COVID-19”) pandemic and the associated economic downturn and supply chain impacts on the Company’s business, the timing, amount and cost of any share repurchases; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than we do; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (“NoA”) issued by the Irish Office of the Revenue Commissioners (“Irish Revenue”) and the draft and final Notices of Proposed Adjustment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceeding could have on operating results, cash flows and liquidity; potential third-party claims and litigation, including litigation relating to our restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NoA and NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls and sales halts; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and our ability to realize the desired benefits thereof; and our ability to execute and achieve the desired benefits of announced cost-reduction efforts, and strategic and other initiatives. An adverse result with respect to our appeal of any material outstanding tax assessments or litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. Statements regarding the separation of the Prescription Pharmaceuticals (“RX”) business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to us or our shareholders. These and other important factors, including those discussed under “Risk Factors” below, in the documents incorporated herein by reference, and in any subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this prospectus supplement, the accompanying prospectus and any documents we incorporate herein or therein are made only as of the date hereof, and unless otherwise

S-iv

required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

We have not included or incorporated by reference any separate financial statements of the Issuer herein. We do not consider those financial statements to be material to holders of the notes because (1) the Issuer is an indirect wholly-owned subsidiary of the Parent whose primary purpose is to provide financing for the business and operations of the Parent and its affiliates, (2) the Issuer does not currently engage in any independent operations, (3) the Issuer does not currently plan to engage, in the future, in more than minimal independent operations and (4) the Issuer’s parent, Perrigo Company plc, will fully and unconditionally guarantee the Issuer’s obligations to pay principal, premium, if any, and interest on the notes. See “Summary—Perrigo Finance Unlimited Company.”

S-v

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Our Company

We are dedicated to making lives better by bringing quality, affordable self-care products that consumers trust everywhere they are sold. We are a leading provider of over-the-counter (“OTC”) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. We are also a leading producer of generic prescription pharmaceutical topical products such as creams, lotions, and gels as well as nasal sprays and inhalers.

Our reporting segments are as follows:

•

Consumer Self-Care Americas comprises our consumer self-care business (OTC, contract manufacturing, infant formula, and oral self-care categories and our divested animal health category) in the U.S., Mexico and Canada.

•

Consumer Self-Care International comprises our branded consumer self-care business primarily in Europe, our consumer self-care businesses in the United Kingdom and Australia, and our liquid licensed products business in the United Kingdom.

•	Prescription Pharmaceuticals comprises our prescription pharmaceuticals business in the U.S., predominantly generics, and our pharmaceuticals and diagnostic businesses in Israel.

Perrigo Company plc was incorporated under the laws of Ireland on June 28, 2013, and became the successor registrant of Perrigo Company, a Michigan corporation, on December 18, 2013 in connection with the consummation of the acquisition of Elan Corporation, plc. Our principal executive offices are located at the Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74, and our administrative offices are located at 515 Eastern Avenue, Allegan, MI. Our telephone number is +353 1 709400. Our website address is www.perrigo.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

Perrigo Finance Unlimited Company

Perrigo Finance Unlimited Company was incorporated under the laws of Ireland on October 19, 2004, and was previously known as Perrigo Finance plc until it re-registered as a public unlimited company on October 29, 2015. Perrigo Finance Unlimited Company is an indirect wholly-owned finance subsidiary of Perrigo Company plc whose primary purpose is to finance the business and operations of Perrigo Company plc and its affiliates. With an unlimited company, such as Perrigo Finance Unlimited Company, there is no limit on the liability of the shareholders, and recourse may be had by creditors to the shareholders in respect of liabilities that may be owed by the company which the company failed to discharge. Perrigo Company, a Michigan corporation that is an indirect wholly-owned subsidiary of Perrigo Company plc, is the sole shareholder of Perrigo Finance Unlimited Company. See “Description of the Notes—Limitations on Activities of the Issuer.”

Recent Developments

On June 10, 2020, we were one of 36 companies and individuals named as defendants in the most recent complaint filed by various state attorneys general in relation to alleged antitrust violations within the generic pharmaceutical industry. While we intend to defend this lawsuit vigorously, any adverse decision could have a material adverse impact on our business, results of operations and reputation. See “Risk Factors—Litigation and Insurance Risks—Increased scrutiny on pricing practices and competition in the pharmaceutical industry, including antitrust enforcement activity by government agencies and class action litigation, may have an adverse impact on our business and results of operations” under the heading “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

THE OFFERING

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	Perrigo Finance Unlimited Company

Guarantor	Perrigo Company plc

Notes Offered by this Prospectus Supplement	$750,000,000 aggregate principal amount of 3.150% Senior Notes due 2030.

Maturity Date	The notes will mature on June 15, 2030.

Interest Rate	Interest on the notes will be payable in cash and will accrue at a rate of 3.150% per annum.

Interest Rate Adjustment	The interest rate payable on the notes will be subject to adjustment based on certain rating events. See “Description of Notes—Interest Rate Adjustment Based on Certain Rating Events.”

Interest Payment Dates	June 15 and December 15 of each year, beginning on December 15, 2020. Interest will accrue on the notes from June 19, 2020.

Use of Proceeds	We estimate that the net proceeds from the sale of the notes will be approximately $737.1 million, after deducting the underwriting discount and offering expenses payable by us.

The net proceeds from this offering will be used to fund the redemption of the Issuer’s 3.500% Senior Notes Due March 15, 2021 (the “March 2021 Notes”) and the Issuer’s 3.500% Senior Notes Due December 15, 2021 (the “December 2021 Notes” and together with the March 2021 Notes, the “2021 Notes”) pursuant to the applicable provisions of the indentures governing the 2021 Notes, with the balance, if any, for general corporate purposes, which may include the repayment or redemption of additional indebtedness. References to the redemption of the 2021 Notes in this prospectus supplement do not constitute a notice of redemption pursuant to the terms of the March 2021 Notes or the December 2021 Notes. See “Use of Proceeds.”

Guarantee	The notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis by Perrigo Company plc. The notes will not be guaranteed by any of the Parent’s other subsidiaries.

Ranking	The notes:

•	will be the unsecured, senior obligations of the Issuer and will rank equally with all of the Issuer’s other unsecured senior indebtedness;

•	will be effectively subordinated to any future secured indebtedness of the Issuer, to the extent of the value of the collateral securing such other indebtedness; and

•	will be senior in right of payment to any indebtedness of the Issuer that is by its terms expressly subordinated or junior in right of payment to the notes; and

•	will be structurally subordinated to all indebtedness and other liabilities of the Issuers’ subsidiaries, if any.

As of March 28, 2020, after giving effect to this offering and the use of proceeds thereof, we would have had approximately $3.6 billion of long-term indebtedness outstanding, none of which was secured. See “Capitalization.”

The guarantee of the notes:

•	will be the unsecured, senior obligation of the Parent and will rank equally with all of the Parent’s other unsecured senior indebtedness;

•	will be effectively subordinated to any future secured indebtedness of the Parent, to the extent of the value of the collateral securing such indebtedness;

•	will be senior in right of payment to any indebtedness of the Parent that are by their terms expressly subordinated or junior in right of payment to the guarantee of the notes; and

•	will be structurally subordinated to all indebtedness and other liabilities of the Parent’s subsidiaries (other than the Issuer).

As of March 28, 2020, the Parent’s direct and indirect subsidiaries (other than the Issuer) had outstanding indebtedness of approximately $189 million (excluding intercompany indebtedness and trade payables), and all of the indebtedness of such subsidiaries is structurally senior to the guarantee of the notes. See “Capitalization.”

Optional Redemption

Prior to March 15, 2030 (three months prior to the maturity date of the notes), the Issuer may redeem all or part of the notes at any time or from time to time at a redemption price equal to the greater of 100% of the principal amount of the notes to be redeemed and a “make-whole” amount as described under “Description of the

Notes—Optional Redemption,” plus accrued and unpaid interest, to, but excluding, the redemption date. On or after March 15, 2030 (three months prior to the maturity date of the notes), the Issuer may redeem all or part of the notes at any time or from time to time at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption.”

Change of Control	Upon the occurrence of a “change of control triggering event” with respect to the notes, unless the Issuer has exercised its option to redeem the notes by notifying the holders to that effect, the Issuer will be required to offer to repurchase such notes at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and Additional Amounts (as defined below), if any, on the notes repurchased to, but not including, the date of repurchase. See “Description of the Notes—Change of Control Offer.”

Authorized Denominations	Minimum denominations of $200,000 and integral multiples of $1,000 in excess of $200,000.

Trustee	Wells Fargo Bank, National Association.

Risk Factors	You should consider carefully all the information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and page 2 of the accompanying prospectus, the heading “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and “Part II, Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2020 (both of which are incorporated by reference herein), as well as the other information contained or incorporated herein by reference or incorporated by reference in the accompanying prospectus, before investing in the notes offered hereby.

Listing	The Issuer intends to apply for the notes to be listed on the New York Stock Exchange. We will have no obligation to maintain such listing, and we may delist the notes at any time. Currently, there is no public market for the notes.

RISK FACTORS

An investment in the notes involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. You should also read and consider the risks associated with our business. The risks associated with our business can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2020, both of which are incorporated by reference herein.

Adverse economic impacts of coronavirus pandemic.

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic, as the new coronavirus, unknown to health officials just three months earlier, has spread rapidly from Asia to the Middle East, Europe, and the United States. As the rate of infection continues to accelerate in many countries, attempts are being made to reduce the spread of the coronavirus, including quarantines, government restrictions on movement, business closures and suspensions, canceled events and activities, self-isolation, and other voluntary and/or mandated changes in behavior. Both the outbreak of the disease and the actions to slow its spread have had an adverse impact on our operations by, among other things, disrupting our manufacturing operations, affecting the supply of raw materials and third party supplied finished goods, and preventing many of our employees from coming to work. The Company has responded to such impacts by, among other things, implementing protocols to protect the health of factory workers, adjusting production schedules, and seeking alternate suppliers where available, and so far, most of our facilities have continued to produce at high levels despite these challenges. However, going forward, the outbreak of the disease and the actions to slow it could have an adverse impact on our financial condition, our supply chains and other operations, our results of our operations, consumer demand for our products and our ability to access capital. The magnitude of any such adverse impacts cannot currently be determined, but such adverse impacts could be material, depending on: the duration, intensity, and continued spread of the disease; the duration of business closure and similar government orders; the process by which government authorities permit businesses to reopen and employees to return to work; the scale and timing of any additional waves of the outbreak as restrictions on community movement are relaxed; the severity of any economic downturn resulting from the pandemic; the effectiveness of the Company’s efforts at mitigation; and other factors, both known and unknown, many of which are likely to be outside our control. In addition, to the extent that any increased sales of our products during the initial stages of the outbreak may reflect “pantry stocking”, consumer demand for such products in future periods may be correspondingly reduced.

Our leverage and debt service obligations could adversely affect our business.

Our as adjusted long-term indebtedness as of March 28, 2020, after giving effect to this offering and the use of proceeds thereof, would have been approximately $3.6 billion. See “Capitalization.”

The degree to which we will be leveraged following this offering could have important consequences to us, including, but not limited to:

•	increasing our vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;

•

requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures, product research and development or other general corporate purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the competitive environment and the industry in which we operate;

•	placing us at a competitive disadvantage as compared to our competitors, to the extent that they are not as highly leveraged; and

•	limiting our ability to borrow additional funds and increasing the cost of any such borrowing.

We may incur significantly more indebtedness, which could further increase the risks associated with our indebtedness and affect our credit ratings.

We may be able to incur significant additional indebtedness in the future. The indenture will not contain any restrictions on our ability to incur additional unsecured indebtedness and limited restrictions in our ability to incur secured indebtedness. Therefore, we will be permitted to incur additional indebtedness, and such additional indebtedness could be substantial. If new indebtedness is added to our debt levels, the related risks would be increased, and we may not be able to meet all of our debt obligations, including repayment of the notes, in whole or in part. Furthermore, any debt incurred by the Parent’s subsidiaries other than the Issuer will be structurally senior to the Parent’s obligations under its guarantee of the notes.

The incurrence of additional indebtedness could also affect the Parent’s or the Issuer’s credit ratings. Credit ratings are continually revised. Any downgrade in credit ratings could adversely affect the trading price of the notes or the trading markets for the notes to the extent trading markets for the notes develop. In particular, the interest rate payable on the notes offered hereby is subject to adjustment depending upon the ratings assigned to such notes as described in “Description of the Notes—Interest Rate Adjustment of the Notes Based on Certain Rating Events.”

The Issuer and the Parent are both holding companies. In addition, the Issuer currently has no material assets or operations and therefore will be dependent upon funds received from the Parent and other subsidiaries of the Parent to service the notes.

The Issuer and the Parent are holding companies. Other than intercompany loans, the Issuer currently has no material assets or operations, and the Parent conducts its operations through its subsidiaries. Accordingly, the Issuer will be primarily dependent upon funds received from the Parent and the Parent’s subsidiaries to service the notes, and the Parent will be primarily dependent on the earnings of its subsidiaries to satisfy its obligations under its guarantee of the notes.

In the event that the Issuer does not receive funds from the Parent or the Parent’s subsidiaries, the Issuer will be unable to make the required principal and interest payments on the notes. The subsidiaries of the Parent are separate and distinct legal entities and have no obligation to pay any amounts due on the debt of the Issuer or pursuant to the guarantee of the Parent or to provide them with funds for any payment obligations, whether by dividends, distributions, loans or other payments other than to the extent of any intercompany loans. In addition, any payment of dividends, distributions, loans or advances to the Issuer or the Parent, as applicable, by any respective subsidiary could be subject to statutory or contractual restrictions. Payments to the Issuer and the Parent by any respective subsidiary will also be contingent upon such subsidiary’s earnings and business considerations.

Claims of holders will be structurally subordinated to claims of creditors of the Parent’s other subsidiaries.

The notes to be issued by the Issuer will be guaranteed by the Parent, but will not be guaranteed by any of the other subsidiaries of the Parent. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of the Parent’s other subsidiaries, including trade creditors. All indebtedness and other liabilities of the Parent’s subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to the Parent or its creditors, including the holders of the notes. The Parent and the Issuer are holding companies and substantially all of their activities are conducted through the Parent’s other subsidiaries. As of March 28, 2020, the Parent’s direct and indirect subsidiaries (other than the Issuer) had total outstanding indebtedness of approximately $189 million (excluding intercompany indebtedness and trade payables), and all of the indebtedness of such subsidiaries is structurally senior to the guarantee of the notes. See “Capitalization.”

Payment on the notes and the guarantee by the Parent will be effectively subordinated to claims of secured creditors.

The notes will be the Issuer’s unsecured general obligations. Accordingly, any of the Issuer’s secured creditors will have claims that are superior to the claims of holders of the notes to the extent of the value of the assets securing that other indebtedness. Similarly, the guarantee by the Parent will effectively rank junior to any secured debt of the Parent to the extent of the value of the assets securing that other indebtedness. In the event of any distribution or payment of the Issuer’s or the Parent’s assets in any foreclosure, dissolution, winding-up, liquidation, examination, reorganization or other bankruptcy proceeding, the Issuer’s secured creditors, or the secured creditors of the Parent, respectively, will have a superior claim to their collateral. If any of the foregoing events occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. Holders of the notes will participate ratably with all holders of the Issuer’s or the Parent’s unsecured senior indebtedness, as applicable, and with all of the Issuer’s or the Parent’s other general senior creditors, as applicable, based upon the respective amounts owed to each holder or creditor, in the Issuer’s or the Parent’s remaining assets. As a result, holders of notes may receive less, ratably, than any secured creditors of the Issuer or the Parent. We currently have no secured indebtedness outstanding, but we may incur substantial secured indebtedness in the future.

The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture for the notes will not:

•

require the Issuer or the Parent to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, and will not protect holders of the notes in the event that the Issuer or the Parent experiences significant adverse changes in its financial condition or results of operations;

•	limit the ability of the Parent’s subsidiaries to issue securities or otherwise incur indebtedness, which would rank structurally senior to the notes;

•	limit the ability of the Issuer or the Parent to incur indebtedness that is equal in right of payment to the notes and the guarantee, as applicable;

•	restrict the ability of the Issuer or the Parent to repurchase or prepay its respective securities; or

•

restrict the ability of the Issuer or the Parent to sell assets, make investments or to repurchase or pay dividends or make other payments in respect of its ordinary shares or other securities ranking junior to the notes and the guarantee, as applicable.

Furthermore, the indenture governing the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the notes.

The Issuer may not have the ability to raise the funds necessary to finance the offer to repurchase the notes upon a change of control triggering event.

Upon the occurrence of a change of control triggering event, the Issuer will be required to offer to repurchase all outstanding notes at the purchase price described in this prospectus supplement. See “Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event.” We cannot assure you that the Issuer will have sufficient funds available to make any required repurchases of the notes upon a change of control triggering event. Furthermore our other debt instruments may otherwise prohibit the purchase of the notes pursuant to any change of control offer or may also require us to make other change of control offers for which we may not have sufficient funds. Any failure to purchase tendered notes would constitute a default under the indenture governing the notes. A default could result in the declaration of the principal and interest on all the notes to be due and payable.

You may not be able to determine when a change of control triggering event has occurred.

The definition of change of control, which is a condition precedent to a change of control triggering event, includes a phrase relating to the sale, transfer, or conveyance of “all or substantially all” of the Parent’s assets and the assets of its subsidiaries taken as a whole. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require the Issuer to repurchase your notes as a result of a sale, transfer, or conveyance of less than all of its assets to another individual, group or entity may be uncertain.

As Irish incorporated companies, the Issuer and the Parent are subject to Irish insolvency law under which certain categories of preferential debts could be paid in priority to the claims of holders of the notes upon liquidation.

As Irish incorporated companies, the Issuer and the Parent may be wound up under Irish law. On a liquidation of an Irish company, the claims of those holding certain categories of preferential debts will take priority over the claims of both secured and unsecured creditors; the claims of secured creditors will rank in priority after the claims of those categories of preferential creditors but before the claims of unsecured creditors. Such preferential debts would comprise, among other things, any amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains/property tax, value added tax, employee taxes, social security and pension scheme contributions and remuneration, salary and wages of employees and certain contractors and the expenses of liquidation and examinership (if any).

The holders of the notes would be unsecured creditors of the Issuer or the Parent and would rank in priority after the claims of preferential creditors and secured creditors, if any, and on a pari passu basis with other unsecured creditors of the Issuer or the Parent. As a consequence, the holders’ return on their notes may be delayed or reduced and they may suffer a loss (including a total loss) on their investment in the event of a default or insolvency of the Issuer or the Parent.

Section 604 of the Irish Companies Act, 2014 (as amended)

Under Irish company law, a liquidator of the Issuer or the Parent could apply to court to have set aside certain transactions entered into by the Issuer or the Parent before the commencement of liquidation. Section 604 of the Irish Companies Act, 2014 (as amended) provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company which is unable to pay its debts as they become due, in favor of any creditor or any person in trust for any creditor, within six months of the commencement of a winding up of the company, with a view to giving such creditor (or any surety or guarantor of the debt due to such creditor) a preference over its other creditors shall, if the company is at the time of the commencement of the winding-up unable to pay its debts (taking into account the contingent and prospective liabilities), be deemed an unfair preference of its creditors and be invalid accordingly. Where the conveyance, mortgage, delivery of goods, payment, execution or other action is in favor of a connected person the six month period is extended to two years. In addition, any such act in favor of a connected person is deemed to be a fraudulent preference and invalid accordingly, unless the contrary is shown.

Sections 443, 557 and 608 of the Irish Companies Act, 2014 (as amended)

Under sections 443, 557 and 608 of the Irish Companies Act, 2014 (as amended), if it can be shown on the application of a liquidator, receiver, examiner, creditor or contributory of a company which is being wound up to the satisfaction of the relevant Irish court that any property of such company was disposed of and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the relevant Irish court may, if it deems it just and equitable, order any person who appears to have “use, control or possession” of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the relevant Irish court sees fit. In deciding whether it is just and equitable to make an order under sections 443, 557 or 608, the relevant Irish court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application.

Sections 615 and 616 of the Irish Companies Act, 2014 (as amended)

Sections 615 and 616 of the Irish Companies Act, 2014 (as amended) confer power on a liquidator, with leave of the court, at any time within twelve months after the commencement of the winding-up or such extended period as may be allowed by the court, to disclaim any property of the Irish company being wound up which consists of, among other things, (i) unprofitable contracts or (ii) any property which is unsaleable or not readily saleable by reason of its binding the possessor to the performance of any onerous act or to the payment of money. The liquidator’s hand may be forced, in that any person interested in the property may require him to decide whether or not he will disclaim and if the liquidator wishes to disclaim in such circumstances, he must give notice within 28 days or such further period as may be allowed by the courts that he intends to apply to court to disclaim.

A liquidator must disclaim the whole of the property; he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer the rights, interest and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability. Any person damaged by the operation of a disclaimer shall be deemed an unsecured creditor of the company to the amount of the damages, and may prove that amount as a debt in the winding-up.

The meaning given to an unprofitable contract is one that would involve the liquidator in some liability. There must be some “burden” associated with the contract; the mere fact that the insolvent company’s estate would be better off by disclaimer is not enough.

Examinership

Examinership is a court procedure available under the Irish Companies Act, 2014 (as amended), to facilitate the survival of Irish companies in financial difficulties. An Irish company which is in financial difficulties, its directors, its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the relevant Irish court for the appointment of an examiner. During the period of examinership, the relevant company is under court protection and rights of creditors are suspended so that no enforcement action or other legal proceedings can be commenced against such company without the approval of the examiner or the relevant Irish court, as the case may be. Furthermore, the subject company cannot make any payment by way of satisfaction or discharge of the whole or a part of any liability incurred by it before presentation of a petition except in certain strictly defined circumstances. The examiner, once appointed, has the power, in certain circumstances, to avoid a negative pledge given by the company prior to this appointment and to sell assets the subject of a fixed charge. During the period of protection, the examiner will compile proposals for a compromise or scheme of arrangement to assist in the survival of the company or the whole or any part of its undertaking as a going concern. A scheme of arrangement may be approved by the relevant Irish court if at least one class of creditors, whose interests are impaired under the proposals, has voted in favor of the proposals and the relevant Irish court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors who have not accepted the proposals and whose interests would be impaired by the implementation of the scheme of arrangement and the proposals are not unfairly prejudicial to any interested party.

If, for any reason, an examiner was appointed to the Issuer or the Parent while any amounts due by the Issuer under the notes were unpaid, the secured and unsecured creditors would form separate classes of creditors. The primary risks to the holders of the notes if an examiner was to be appointed to the Issuer or the Parent are as follows:

(i) the Trustee, on behalf of the holders of the notes, would not be able to take proceeding to enforce rights under the Issuer or against the Parent during the period of examinership;

(ii) a scheme of arrangement may be approved involving the writing down of the debt due by the Issuer or the Parent to the holders of the notes irrespective of their views;

(iii) in certain circumstances an examiner may seek to set aside any negative pledge given by the Issuer or the Parent prohibiting the creation of security or the incurring of borrowings by the Issuer or the Parent to enable the examiner to borrow to fund the Issuer or the Parent during the protection period; and

(iv) in the event that a scheme of arrangement is not approved and the Issuer or the Parent subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of the Issuer or the Parent and approved by the relevant Irish court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by the Issuer or the Parent to the holders of the notes. Furthermore, the relevant Irish court may order that an examiner shall have any of the powers of a liquidator appointed by the relevant Irish court would have, which could include the power to apply to have transactions set aside under sections 604 or 608 of the Irish Companies Act, 2014 (as amended).

Limitations on guarantees

In addition to the limitations set out above, the following limitations would also apply to provision of guarantees by Irish companies such as the Parent:

•

Corporate capacity and benefit—the Irish company must have the capacity to provide the guarantee (while Irish private limited companies have unlimited capacity, Irish public unlimited companies do not) and there must be sufficient corporate benefit to the Irish company in giving the guarantee. It is usually possible to show benefit if the Irish company is providing guarantees in relation to the debts/obligations of another group company.

•

Financial assistance—an Irish company cannot give a guarantee for the purpose of the acquisition of, subscription for or exchange of shares in itself or its holding company. However, certain exemptions apply and the legislation provides for a validation procedure which permits otherwise prohibited financial assistance.

In addition to the above, the provision of a guarantee by an Irish company may also be subject to challenge and could be held unenforceable under Irish law in the following circumstances:

•

the Irish company, having become the subject of liquidation proceedings within six months (or two years if the guarantee is given in favor of anyone who is, in relation to the Irish company, a connected person) of issuing the guarantee, is made the subject of an application by the liquidator to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when the Irish company was insolvent. This could also apply to making of payments or other transfers of assets;

•

if the Irish company were wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments or disposals made thereunder constituted a fraud on the Irish company, order a return of payments or disposals made by the Irish company under the guarantee;

•	the guarantee could be challenged on the grounds that there was no corporate benefit to the Irish company in entering into the guarantee; or

•	the Irish company having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (as discussed more fully above).

Payments under or with respect to the notes or the guarantee may be subject to withholding of tax in Ireland and/or the United States.

The Issuer is a public unlimited company organized under the laws of Ireland and, accordingly, payments under or with respect to the notes or the guarantee may be subject to Irish withholding tax if certain conditions are met. So long as the notes are quoted on a recognized stock exchange and are held in a recognized clearing system such as DTC, Euroclear and/or Clearstream, Luxembourg (or, if not so held, payments on the notes are made through a paying agent not in Ireland), interest on the notes can be paid by the Issuer and any paying agent acting on behalf of the Issuer without any withholding or deduction for or on account of Irish income tax. See the discussion under “Irish Tax Considerations” in this prospectus supplement.

In addition, for U.S. federal income tax purposes, the Issuer is treated as an entity that is disregarded as separate from its owner, Perrigo Company, which is a Michigan corporation. Accordingly, for U.S. federal income tax purposes, Perrigo Company is generally treated as the issuer of the notes and, as a result, interest on the notes will generally be treated as arising from sources within the United States for such purposes. Consequently, in order to avoid withholding of U.S. federal income tax, a beneficial owner of the notes will need to establish that is eligible for exemption from such tax. See the discussion under “Certain U.S. Federal Income Tax Consequences” in this prospectus supplement.

Federal and state statutes allow courts, under specific circumstances, to void the guarantee and require note holders to return payments received from the Parent.

The Parent’s creditors could challenge the issuance of the guarantee as a fraudulent conveyance or on other grounds. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, insolvency, fraudulent transfer or similar laws, the delivery of the guarantee could be found to be a fraudulent transfer and declared void. In the case of U.S. federal bankruptcy laws, if a court determined that the Parent, at the time it incurred the indebtedness evidenced by its guarantee, (1) delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of the guarantee, and any of the following three conditions apply:

•	the Parent was insolvent or rendered insolvent by reason of issuing or delivering the guarantee;

•	the Parent was engaged in a business or transaction for which the Parent’s remaining assets constituted unreasonably small capital; or

•	the Parent intended to incur, or believed that it would incur, debts beyond its ability to pay such debts at maturity.

In addition, any payment by the Parent pursuant to its guarantee could be voided and required to be returned to the Parent, or to a fund for the benefit of the creditors of the Parent. In any such case, the right of noteholders to receive payments in respect of the notes from the Parent would be effectively subordinated to all indebtedness and other liabilities of the Parent.

The indenture governing the notes will limit the liability of the Parent on its guarantee to the maximum amount that the Parent can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer or conveyance. The Issuer cannot assure you that this limitation will protect such guarantee from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantee would suffice, if necessary, to pay the notes in full when due.

If a court declares the guarantee to be void, or if the guarantee must be limited or voided in accordance with its terms, any claim a noteholder may make against the Parent for amounts payable on the notes would be effectively subordinated to the indebtedness of the Parent, including trade payables.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Parent would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes reflect the rating agencies’ assessment of our ability to make payments on the notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

A liquid trading market for the notes may not develop.

The notes will be a new issue of securities with no established trading market. The Issuer intends to apply for the notes to be listed on the New York Stock Exchange; however, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, that it will continue. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Although the underwriters have informed the Issuer that they currently intend to make a market in the notes, they have no obligation to do so and may discontinue making a market at any time without notice. The liquidity of any market for the notes will depend on many factors, including prevailing interest rates, the number of holders of the notes, our performance, the then-current ratings assigned to the notes, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

A liquid trading market may not develop for the notes. In the absence of an active trading market, you may not be able to transfer the notes within the time or at the price you desire.

EU Anti-Tax Avoidance Directives

As part of its anti-tax avoidance package, the European Commission published a draft Anti-Tax Avoidance Directive on 28 January 2016, which was formally adopted by the European Council on 12 July 2016 in Council Directive (EU) 2016/1164 (the “ATAD 1”). The ATAD 1 was to be implemented by each Member State by 2019, subject to certain derogations for Member States which have equivalent measures in their domestic law. Ireland previously notified the Commission that it intended to derogate from the interest limitation rules meaning the provisions of ATAD 1 on interest deductibility may be deferred in the case of Ireland until potentially 1 January 2024. On 14 November 2018 the Irish Department of Finance issued a consultation document seeking views on the manner in which Ireland will implement the interest limitation rule. It also suggested that Ireland might introduce the rules earlier than 2024, perhaps as early as Finance Act 2019. While no such measures were included in Finance Act 2019 it is anticipated they may be included in Finance Act 2020 to take effect from 1 January 2021.

The second Anti-Tax Avoidance Directive (the “ATAD 2”, and, together with ATAD 1, the “ATAD”) was adopted as Council Directive (EU) 2017/952 on 29 May 2017. ATAD 2 was to be implemented by all EU member states by 1 January 2020, with certain exceptions. The ATAD may affect the tax treatment of the Issuer’s profits and therefore the Issuer’s ability to make payments on the notes.

Amongst the measures contained, in the ATAD 1 is an interest deductibility limitation rule similar to the recommendation contained in the Base Erosion and Profit Shifting (“BEPS”) Action 4 proposals. The ATAD 1 provides that interest costs in excess of 30 per cent. of an entity’s earnings before interest, tax, depreciation and amortisation, will not be deductible in the year in which it is incurred but would remain available for carrying forward (while Member States also have the option of excluding the first €3,000,000 of interest costs). However, the restriction on interest deductibility would only be in respect of the amount by which the borrowing costs exceed “interest revenues and other equivalent taxable revenues from financial assets”. It is uncertain at this time as to whether the payments received by the issuer under the swap agreement would be considered to be “other equivalent taxable revenues from financial assets”. There is also a carve-out in the ATAD 1 for financial undertakings, although as drafted the Issuer is not likely to be treated as a financial undertaking.

ATAD 1 (as amended by ATAD 2) provides for hybrid mismatch rules. These rules apply in Ireland with effect from 1 January 2020 and are designed to neutralise arrangements where amounts are deductible from the income of one entity but are not taxable for another, or the same amounts are deductible for two entities. These rules could potentially apply to the Issuer where: (i) the interest that it pays under the notes, and claims deductions from its taxable income for, is not brought into account as taxable income by the relevant noteholder, either because of the characterisation of the notes, or the payments made under them, or because of the nature of the noteholder itself; and (ii) the mismatch arises between associated enterprises, between the Issuer and an associated enterprise or under a structured arrangement.

For the purposes of the hybrid rules, a structured arrangement is one involving a mismatch outcome where the mismatch outcome is priced into the terms of the arrangement or the arrangement was designed to give rise to a mismatch outcome. While it is unlikely that the Issuer would be entering into any structured arrangements, the Irish Revenue Commissioners have not published any guidance on how they will interpret these rules so further analysis may be needed in respect of particular note issuances.

USE OF PROCEEDS

We expect that the net proceeds from the sale of the notes will be approximately $737.1 million, after deducting the underwriting discount and offering expenses payable by us.

The net proceeds from this offering will be used to fund the redemption of the March 2021 Notes and the December 2021 Notes, with the balance, if any, for general corporate purposes, which may include the repayment or redemption of additional indebtedness. References to the redemption of the 2021 Notes in this prospectus supplement do not constitute a notice of redemption pursuant to the terms of the March 2021 Notes or the December 2021 Notes. Any notice of redemption will be made in accordance with the applicable provisions of the indentures governing the 2021 Notes.

The March 2021 Notes bear interest at a rate of 3.500% per annum and mature on March 15, 2021. The terms of the March 2021 Notes permit us to redeem such notes upon at least 15 days’ notice for an amount equal to the greater of (a) 100% principal amount of the March 2021 Notes and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the March 2021 Notes (calculated as if such notes matured on February 15, 2021), exclusive of interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semiannual basis at an adjusted treasury rate plus 35 basis points.

If we deliver a notice of redemption to the holders of the March 2021 Notes with a redemption date of July 3, 2020, the aggregate amount required to redeem the March 2021 Notes, including the applicable redemption premium and accrued and unpaid interest, will be approximately $289 million.

The December 2021 Notes bear interest at a rate of 3.500% per annum and mature on December 15, 2021. The terms of the December 2021 Notes permit us to redeem such notes upon at least 15 days’ notice for an amount equal to the greater of (a) 100% principal amount of the December 2021 Notes and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the December 2021 Notes, exclusive of interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semiannual basis at an adjusted treasury rate plus 25 basis points.

If we deliver a notice of redemption to the holders of the December 2021 Notes with a redemption date of July 3, 2020, the aggregate amount required to redeem the December 2021 Notes, including the applicable redemption premium and accrued and unpaid interest, will be approximately $324 million.

CAPITALIZATION

The following table sets forth our cash and capitalization:

•	on a historical basis as of March 28, 2020; and

•	on an as adjusted basis as of March 28, 2020 after giving effect to this offering and the use of proceeds thereof.

The information in this table is presented and should be read in conjunction with the information under the heading “Use of Proceeds” and the historical consolidated financial statements, together with the related notes, of the Company, incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of March 28, 2020
	Actual	As Adjusted
	(In millions of U.S. dollars)
Cash	$510.4	$635.2
Revolving credit agreements:
2018 Revolver due March 8, 2023	100.0	100.0
Term loan:
2019 Term loan due August 15, 2022	600.0	600.0
Notes and bonds:
Total notes and bonds maturing between 2023 and 2044 (other than the 2021 Notes and the notes offered hereby)	2,160.5	2,160.5
March 2021 Notes	280.4	—
December 2021 Notes	309.6	—

Notes offered hereby	—	750.0

Other items (1)	20.2	7.3

Total borrowings outstanding	3,470.7	3,617.8

Current indebtedness	(287.8)	(7.4)

Total borrowings, less current indebtedness	3,182.9	3,610.4

Total shareholders’ equity	5,786.9	5,786.9

Total capitalization	$8,969.8	$9,397.3

(1)	Includes other financing of $27.1 million, unamortized premium, net of $6.5 million and deferred financing fees of $(13.4) million.

DESCRIPTION OF THE NOTES

General

The notes are to be issued as a new series of senior debt securities under an indenture, dated as of December 2, 2014, among Perrigo Finance Unlimited Company, a public unlimited company incorporated under the laws of Ireland (previously known as Perrigo Finance plc) (the “Issuer”), as issuer, Perrigo Company plc, a public limited company incorporated under the laws of Ireland (the “Parent”), as guarantor, and Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture, dated as of the closing date, for the notes. The supplemental indenture will set forth the specific terms applicable to the notes. The statements under this caption relating to the notes and the indenture, including the supplemental indenture (collectively, the “Indenture”), are brief summaries only, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the notes, the form of which is available from us. In addition, the following description is qualified in all respects by reference to the actual text of the Indenture and the form of the notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the Indenture.

The Issuer will issue the 3.150% notes due 2030 (the “notes”) in an initial aggregate principal amount of

$750,000,000. The notes will mature on June 15, 2030.

The notes will be issued in book-entry form, in denominations of $200,000 and integral multiples of $1,000 in excess of $200,000. The notes will not be subject to any sinking fund and will not be convertible into or exchangeable for any of equity interests of the Issuer or the Parent.

We may, without the consent of the holders of the notes, issue additional debt securities under the Indenture having the same ranking and the same interest rate, maturity and other terms as the notes in all respects (except for the issue date, issue price, if applicable, payment of interest accruing prior to the issue date of such additional debt securities or, if applicable, the first payment of any interest following the issue date of such additional debt securities). Any such additional debt securities and the notes will constitute a single series of notes under the Indenture; provided, that any additional debt securities that are not fungible for U.S. federal income tax purposes with the notes shall be issued under a separate CUSIP number.

References in this “Description of the Notes” to “we,” “us” and “our” refer to the Issuer individually. Capitalized terms used herein but not defined have the meanings set forth in the accompanying prospectus or the Indenture.

Ranking

The notes:

•	will be the unsecured, senior obligations of the Issuer and will rank equally with all of the Issuer’s other unsecured senior indebtedness;

•	will be effectively subordinated to any future secured indebtedness of the Issuer, to the extent of the value of the collateral securing such other indebtedness;

•	will be senior in right of payment to any indebtedness of the Issuer that is by its terms expressly subordinated or junior in right of payment to the notes; and

•	will be structurally subordinated to all indebtedness and other liabilities of the Issuers’ subsidiaries, if any.

As of March 28, 2020, after giving effect to this offering and the use of proceeds thereof, the Parent and the Issuer would have had approximately $3.6 billion of long-term indebtedness outstanding together, none of which was secured and all of which would have ranked pari passu with the notes. See “Capitalization.”

The guarantee of the notes:

•	will be the unsecured, senior obligation of the Parent and will rank equally with all of the Parent’s other unsecured senior indebtedness;

•	will be effectively subordinated to any future secured indebtedness of the Parent, to the extent of the value of the collateral securing such indebtedness;

•	will be senior in right of payment to any indebtedness of the Parent that is by its terms expressly subordinated or junior in right of payment to the guarantee of the notes; and

•	will be structurally subordinated to all indebtedness and other liabilities of the Parent’s subsidiaries (other than the Issuer).

As of March 28, 2020, the Parent’s direct and indirect subsidiaries (other than the Issuer) had total outstanding indebtedness of approximately $189 million (excluding intercompany indebtedness and trade payables), and all of the indebtedness of such subsidiaries is structurally senior to the Parent’s guarantee of the notes.

Principal and Interest

The notes will mature on June 15, 2030, and will bear interest at the annual rate of 3.150%. The notes will accrue interest from June 19, 2020 or from the most recent date to which interest has been paid or provided for such notes. Interest will be payable semiannually in arrears, on June 15 and December 15, beginning on December 15, 2020, to each person in whose name the notes are registered at the close of business on each June 1 and December 1 (whether or not that date is a business day as that term is defined in the Indenture). We will compute interest on the notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Interest Rate Adjustment Based on Certain Rating Events

The interest rate payable on the notes will be subject to adjustments from time to time if either Moody’s or S&P or, if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P (a “substitute rating agency”), downgrades (or subsequently upgrades) the rating assigned to the notes in the manner described below.

If the rating from Moody’s (or any substitute rating agency therefor) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately following paragraph.

Moody’s Rating*	Percentage interest rate increase on the notes
Ba1	0.250%
Ba2	0.500%
Ba3	0.750%
B1 or below	1.000%

*	Including the equivalent ratings, in either case of any substitute rating agency or under any successor rating categories of Moody’s.

In addition, if the rating from S&P (or any substitute rating agency therefor) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately preceding paragraph.

S&P Rating*	Percentage interest rate increase on the notes
BB+	0.250%
BB	0.500%
BB-	0.750%
B+ or below	1.000%

*	Including the equivalent ratings, in either case of any substitute rating agency or under any successor rating categories of S&P.

Notwithstanding the forgoing, if at any time the interest rate on the notes has been adjusted upward and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently upgrades its rating of the notes to any of the threshold ratings set forth above, the interest rate on the notes will be decreased such that the interest rate for the notes equals the interest rate payable on the notes on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any substitute rating agency therefor) subsequently upgrades its rating of the notes to Baa3 or higher (or its respective equivalent, in either case of any substitute rating agency or under any successor rating categories of Moody’s), and S&P (or any substitute rating agency therefor) upgrades its rating to BBB- or higher (or its respective equivalent, in either case of any substitute rating agency or under any successor rating categories of S&P), the interest rate on the notes will be decreased to the interest rate payable on the notes on the date of their initial issuance (and if one such upgrade occurs and the other does not, the interest rate on the Notes will be decreased so that is does not reflect any increase attributable to the upgrading rating agency).

In addition, the interest rates on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the notes become rated Baa1 and BBB+ (or the equivalent of either such rating, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the notes are only rated by one rating agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above (or an equivalent rating, in either case of any substitute rating agency or under any successor rating categories of Moody’s or S&P, as the case may be), whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments; provided, however, in no event shall (1) the interest rate for the notes be reduced to below the interest rate payable on the notes on the date of their initial issuance or (2) the total increase in the interest rate on the notes exceed 2.000% above the interest rate payable on the notes on the date of their initial issuance.

Except as provided in this paragraph and the immediately following paragraph, no adjustments in the interest rate of the notes shall be made solely as a result of a rating agency ceasing to provide a rating of such notes. If at any time fewer than two rating agencies provide a rating of the notes for any reason beyond our control, we will use our commercially reasonable efforts to obtain a rating of such notes from a substitute rating agency, to the extent one exists, and if a substitute rating agency exists, for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above:

(a)	such substitute rating agency will be substituted for the last rating agency to provide a rating of such notes, but which has since ceased to provide such rating;

(b)

the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table; and

(c)

the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a downgraded rating by the other rating agency).

For so long as only one rating agency provides a rating of the notes, any subsequent increase or decrease in the interest rate of such notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Moody’s, S&P or a substitute rating agency provides a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.000% above the interest rate payable on the notes on the date of their initial issuance.

Any interest rate increase or decrease described above will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which the rating change occurs. If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the notes more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the notes described above relating to such rating agency’s action.

If the interest rate payable on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires

The interest rate and the amount of interest payable on the notes will be determined and calculated by us. For the avoidance of doubt, the trustee shall have no duty to monitor any ratings of the notes, or to determine if an adjustment to any interest rate is to be made or what an interest rate should be, or make any other determinations or calculations in respect of the interest amounts due on the notes.

Parent Guarantee

Payment of principal of, premium, if any, and interest on, and Additional Amounts (as defined below), if any, payable with respect to, the notes will be fully and unconditionally guaranteed on an unsecured senior basis by the Parent. The notes will not be guaranteed by any of the Parent’s subsidiaries.

The Parent’s execution of the Indenture will evidence its guarantee of the notes, whether or not any endorsement appears on the notes.

The obligations of the Parent under its guarantee of the notes will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law; this limitation, however, may not be effective to prevent such guarantee from constituting a fraudulent conveyance.

Payment and Paying Agents

We will pay interest, to you, if you are listed in the trustee’s records as the owner of the notes at the close of business on a particular day in advance of each due date for interest on the notes. Interest will be paid to you if you are listed as the owner even if you no longer own the notes on the interest payment date. That particular day is called the “record date.” See “—Principal and Interest.” Persons who are listed in the trustee’s records as the owners of the notes at the close of business on a particular day are referred to as “holders.”

We will deposit interest, principal and any other money due on the notes with the paying agent that we name in accordance with the terms of the Indenture. Initially, Wells Fargo Bank, National Association will serve as the paying agent for the notes. We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and rescind the designation of any office or agency. The transferor of any note shall provide or cause to be provided to the trustee all information reasonably requested by the trustee that is necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”). The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Optional Redemption

Prior to March 15, 2030 (three months prior to the maturity date of the notes), all or a portion of the notes may be redeemed at our option at any time or from time to time. The redemption price for the notes to be redeemed on any redemption date will be equal to the greater of the following amounts:

•	100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (calculated as if such notes matured on the Par Call Date), exclusive of interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus 40 basis points, as determined by the applicable Independent Investment Banker (as defined below), plus, in each case, accrued and unpaid interest, if any, on the notes to be redeemed to, but excluding, the redemption date. The Indenture will provide that, with respect to any redemption, we will notify the trustee of the redemption price promptly after the calculation and that the trustee will not be responsible for such calculation.

In addition, on or after the Par Call Date, we will have the right to redeem the notes, at our option, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In each case, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (the “Remaining Life”) of the notes to be redeemed (assuming that such notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes (assuming that such notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we are provided fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers whom we appoint.

“Par Call Date” means March 15, 2030 (three months prior to the maturity date of the notes).

“Reference Treasury Dealer” means each of BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and their respective successors and, at our option, additional Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

Notice of any redemption will be mailed (or, to the extent permitted or required by applicable procedures or regulations of The Depository Trust Company (“DTC”), sent electronically) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If we choose to redeem less than all of the notes and the notes are global notes, the notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the notes to be redeemed are not global notes then held by DTC, the particular notes to be redeemed shall be selected by the trustee not more than 45 days prior to the redemption date. Subject to applicable DTC procedures or regulations, the trustee will select the notes to be redeemed by such method as the trustee shall deem appropriate.

The provisions of the Indenture relating to conditional optional redemption will not apply to the notes.

Payment of Additional Amounts

All payments made by the Issuer or the Parent (each a “Payor”) on the notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) any jurisdiction from or through which payment on the notes or the guarantee thereof is made, or any political subdivision of governmental authority thereof or therein having the power to tax; or

(2) the United States or any other jurisdiction in which a Payor is organized or otherwise considered to be a resident or engaged in business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made by a Payor with respect to the notes, including payments of principal, redemption price, interest or premium, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder of the notes, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being or having been a citizen, resident or treated as a resident or a national thereof or being or having been present or engaged in a trade or carrying on a business in, or having had a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such notes or enforcement of rights thereunder or under the guarantee thereof or the receipt of payments in respect thereof;

(ii) any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of a holder of notes to comply with (x) any certification, identification, information or other reporting requirement, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including a certification that the holder is not resident in the Relevant Taxing Jurisdiction) (provided that at least 30 days prior to the first payment date with respect to which such withholding, deduction or imposition is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant holder at that time has been notified (in the manner contemplated by the Indenture) by the Payor or any other person through whom payment may be made of such certification, identification, information or other reporting requirement); or (y) any requirement under U.S. tax laws and regulations to establish any entitlement to a partial or complete exemption from such Taxes to which such holder is legally entitled (including, but not limited to, by providing Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, as applicable, or any subsequent versions thereof or successor thereto);

(iii) any Taxes, to the extent such Taxes were imposed as a result of a note being presented for payment (where notes are legended notes in certificated form and presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had such note been presented during such 30-day period);

(iv) any Taxes that are payable otherwise than by withholding from a payment on or with respect to the notes or under the guarantee thereof;

(v) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(vi) any Taxes withheld, deducted or imposed on a payment to an individual or a “residual entity” (as interpreted within the context of European Council Directive 2003/48/EC) that are required to be made pursuant to European Council Directive 2003/48/EC Directive or any other directive implementing the conclusions of the ECOFIN Council meeting on November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to such directive;

(vii) any Taxes imposed on or with respect to a payment made to a holder of the notes who would have been able to avoid such imposition by presenting (where the notes are legended notes in certificated form and presentation is required) the relevant note to another paying agent in a member state of the European Union;

(viii) any Taxes imposed on or with respect to any payment by the Issuer or the Parent to the holder if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that Taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such note;

(ix) any Taxes imposed by reason of the holder:

A.

owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Issuer, Perrigo Company, or Parent, as described in Section 871(h)(3)(B) of the Code;

B.	being a bank receiving interest described in Section 881(c)(3)(A) of the Code; or

C.	being a controlled foreign corporation (a “CFC”) that is related to the Issuer, Perrigo Company, or Parent by stock ownership within the meaning of Section 881(c)(3)(C) of the Code;

(x) any Taxes imposed as a result of such holder’s present or former status under the Code as a personal holding company, a foreign personal holding company, a CFC, a passive foreign investment company, a foreign tax exempt organization or a corporation which accumulates earnings to avoid U.S. federal income tax;

(xi) any Taxes imposed under Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, and any intergovernmental agreements or treaties (and any related legislation, rules, or official administrative practices) implementing the foregoing;

(xii) any U.S. federal backup withholding Taxes; or

(xiii) any combination of items (i) through (xii) above.

For purposes of this “Payment of Additional Amounts” section, the term “holder” shall include both a holder of the notes and a beneficial owner of the notes, as applicable. The Indenture will provide that in the event the notes are held in global form, the right to receive Additional Amounts shall be determined at the beneficial owner level.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will furnish to the trustee (or to a holder upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, such certified copies to each holder. Copies of such documentation will be available for inspection during ordinary business hours at the office of the trustee by the holders of the notes upon request and will be made available at the offices of the paying agent.

At least 30 days prior to each date on which any payment under or with respect to the notes or the guarantee thereof is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will furnish such other information necessary to enable the paying agent to pay such Additional Amounts to holders on the payment date. Each such officers’ certificate shall be relied upon until receipt of a further officers’ certificate addressing such matters.

Wherever in the Indenture, the notes, the guarantee or this “Description of the Notes” there are references in any context, to:

(1) the payment of principal,

(2) interest, or

(3) any other amount payable on or with respect to the notes or the guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, issuance, transfer and similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of any notes or any other document or instrument referred to therein (other than a transfer of the notes), or the receipt of any payments with respect to the notes or the guarantee, or the enforcement of the notes, the guarantee thereof or any other such document or instrument following the occurrence of any event of default with respect to the notes, limited, solely in the case of Taxes attributable to the receipt of any payments with respect to the notes or the guarantee, to any Taxes imposed in a Relevant Taxing Jurisdiction that are not excluded under clause (i) through (iv), or (vi) through (xii), or any combination thereof.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Tax Redemption

The Issuer may redeem the notes in whole, but not in part, at its discretion at any time upon giving not less than 15 days nor more than 60 days’ notice to the holders of the notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuer for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date)

and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if as a result of:

(1) any change in, or amendment to, any law, treaty, regulations or rulings of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, the application, administration or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice ) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Issuer, with respect to the notes, or the Parent, with respect to its guarantee, as the case may be, has become, is, or on the next interest payment date in respect of the notes would be, required to pay Additional Amounts.

Any Change in Tax Law must become effective on or after the Issue Date. In the case of a successor of the Issuer that is not a tax resident in the same jurisdiction as the Issuer or a successor of the Parent that is not a tax resident in the same jurisdiction as the Parent or a successor of Perrigo Company that is not a tax resident in the same jurisdiction as Perrigo Company, the Change in Tax Law must become effective after the date that such entity first makes payments on the notes. Notice of redemption for taxation reasons will be published in accordance with the procedures described above under “—Optional Redemption.” Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts in respect of the notes or the guarantee were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the sending or mailing of any notice of redemption of the notes pursuant to the foregoing, the Issuer will deliver to the trustee (a) an officers’ certificate stating that it is entitled to effect such redemption, and (b) an opinion of an independent tax counsel of recognized standing in the Relevant Tax Jurisdiction to the effect that the Issuer or the Parent has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law. The trustee will accept and shall be entitled to rely on such officers’ certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent described above, in which event such redemption will be conclusive and binding on the holders.

Offer to Purchase Upon Change of Control Triggering Event

If a change of control triggering event occurs with respect to the notes, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of the notes as to which the change of control triggering event has occurred to repurchase all (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the notes repurchased to, but not including, the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control triggering event, but after public announcement of the transaction that constitutes or may constitute the change of control triggering event, a notice will be mailed (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) to holders of the notes and the trustee describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (the “change of control payment date”). The notice will, if mailed or sent prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring with respect to the notes on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of such notes properly tendered pursuant to the applicable change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of the notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the notes or portions of such notes being repurchased and that all conditions precedent provided for in the Indenture to the change of control offer and to the repurchase by us of the notes pursuant to the change of control offer have been met.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations applicable to the repurchase of the notes. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the Indenture or the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the Indenture or the notes by virtue of any such conflict.

If a change of control offer is made, there can be no assurance that we will have available funds sufficient to make the change of control payment for all of the notes that may be tendered for repurchase. Furthermore our other debt instruments may otherwise prohibit the purchase of the notes pursuant to any change of control offer or may also require us to make other change of control offers for which we may not have sufficient funds. See “Risk Factors—The Issuer may not have the ability to raise the funds necessary to finance the offer to repurchase the notes upon a change of control triggering event.”

For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

“Change of control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Parent (or the Parent’s Affiliate Transferee) or other voting stock into which the voting stock of the Parent (or the Parent’s Affiliate Transferee) is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent (or the Parent’s Affiliate Transferee) and the assets of the subsidiaries of the Parent (or the Parent’s Affiliate Transferee), taken as a whole, to one or more “persons” (as that term is defined in the Indenture), other than the Parent or a subsidiary of the Parent (or the Parent’s Affiliate Transferee). Notwithstanding the foregoing, a transaction referenced in clause (1) of this definition will not be deemed to be a change of control if (i) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s voting stock immediately prior to that transaction. Notwithstanding the foregoing, a transaction referenced in clause (2) of this definition will not be deemed a change of control if (i) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company, (ii) the transferee of all or substantially all of the Parent’s assets and the assets of the Parent’s subsidiaries, taken as a whole, is also a direct or indirect wholly-owned subsidiary of such holding company (such transferee, the Parent’s “Affiliate Transferee”), (iii) such holding company provides a full and unconditional guarantee of the notes (whereupon such holding company shall be substituted as the “Parent” for the purposes of the notes and Indenture, without the release of the guarantee of the entity formerly considered to be the “Parent”), and (iv) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s voting stock immediately prior to that transaction.

“Change of control triggering event” means the occurrence of both a change of control and a rating event.

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its ratings agency business.

“Rating agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating event” means the rating on the notes is lowered by each of the rating agencies and the notes are rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the Parent’s intention to effect a change of control, provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if each rating agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform us that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC, and any successor to its ratings agency business.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of change of control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of “all or substantially all” of the assets of the Parent and the assets of the subsidiaries of the Parent, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase that holder’s notes as a result of the sale, transfer, conveyance or other disposition of less than all of the assets of the Parent and the assets of the subsidiaries of the Parent, taken as a whole, to one or more persons may be uncertain.

Covenants

Limitations on Liens

The Indenture will provide that the Parent will not and the Parent will not permit any Restricted Subsidiary to create, incur, issue, assume or guarantee any Debt secured by a Lien upon or with respect to any Principal Property of the Parent or any Restricted Subsidiary, or on the capital stock of any Restricted Subsidiary held by the Parent or any other Restricted Subsidiary unless:

•	the notes will be secured by such Lien equally and ratably with (or prior to) such other secured Debt; or

•	the aggregate principal amount of:

•	all of such secured Debt then outstanding,

•

together with all Attributable Debt of the Parent and its Restricted Subsidiaries in respect of Sale and Lease-Back Transactions existing at such time, with the exception of transactions which are not subject to the limitation described in “—Limitations on sale and lease-back transactions,”

does not exceed an amount equal to 15% of the Parent’s Consolidated Net Tangible Assets.

This limitation will not apply to any Debt secured by:

•	any Lien existing on the Issue Date;

•	any Lien in the Parent’s favor or in favor of any Restricted Subsidiary;

•

any Lien on any asset of any entity at the time such entity becomes a Restricted Subsidiary or at the time such entity is merged or consolidated with or into the Issuer, the Parent or a Restricted Subsidiary, as long as such Lien does not attach to any of the other assets of the Parent or any Restricted Subsidiary;

•	any Lien on any property or assets or shares of stock or Debt which exists at the time of the acquisition thereof;

•

Liens on any property or assets or shares of stock or Debt securing the payment of all or any part of the purchase price or construction cost thereof (including improvements thereon) or securing any Debt incurred or assumed for the purpose of financing all or any part of the purchase price or construction cost thereof if such Lien attaches concurrently with or within 180 days after the acquisition of such property or assets or shares of stock or Debt or the completion of any such construction, whichever is later, provided the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property or assets or shares of stock or Debt, does not exceed the purchase price of such property or assets or shares of stock or Debt or the cost of such improvement;

•	any Lien incurred or assumed in connection with an issuance of pollution control or industrial revenue bonds or any similar financing;

•	Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent or for which (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole (such, a “Material Adverse Effect”);

•

any (i) minor survey exceptions, minor encumbrances, minor title defects or irregularities, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and (ii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, that in each case do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Restricted Subsidiary;

•	any Liens, pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security and similar laws or regulations;

•	any Lien on any Debt of any joint ventures;

•	judgment Liens in respect of judgments for the payment of money aggregating to less than the greater of $75,000,000 and 3% of the Parent’s Consolidated Net Tangible Assets;

•

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, or property securing payment for services rendered in respect of such property, in each case that are imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or for which (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

•

any Liens or deposits incurred to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

•

statutory and contractual Liens in favor of landlords on real property leased by the Parent or any Restricted Subsidiary, provided that the Parent or such Restricted Subsidiary is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; or

•

any extension, renewal, substitution or replacement of any of the Liens not restricted under “—Limitations on Liens” if the Debt secured thereby is not increased and is not secured by any additional assets (plus improvements on such property and any other property or assets not then constituting a Principal Property).

Limitations on Sale and Lease-Back Transactions

The Indenture will provide that neither the Parent nor any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction. Such limitation will not apply to any Sale and Lease-Back Transaction if:

•	the Parent or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the property to be leased as described in the first paragraph under “—Limitations on Liens”;

•	such Sale and Lease-Back Transaction involves a lease having a duration of less than three years; or

•

within 180 days of the effective date of any such Sale and Lease-Back Transaction, the Parent applies an amount equal to the greater of the net proceeds of the transaction and the fair market value of the property so leased to the retirement of Funded Debt (including the notes constituting Funded Debt), other than Funded Debt that the Parent or any Restricted Subsidiary was otherwise obligated to repay within such 180-day period, or to the acquisition of or investment in one or more Principal Properties.

Merger, Consolidation and Sale of Assets

The Indenture will provide that the Issuer or the Parent may consolidate or merge with or into or amalgamate or convert into any other corporation, limited liability company, limited partnership or other legal entity and the Issuer or the Parent may sell, lease or convey all or substantially all of their respective assets to any legal entity organized and existing under the laws of the United States, any country in the European Union, the United Kingdom, Canada, Israel, Switzerland or any U.S. state, provided that either the Issuer or the Parent, as the case may be, shall be the surviving entity, or the successor entity (or the entity which shall have received such assets) shall expressly assume, pursuant to a supplemental indenture, all of the Issuer’s or the Parent’s, as the case may be, obligations under the Indenture, the notes and the guarantee.

Limitations on Activities of the Issuer

While the notes remain outstanding, the Issuer shall not engage in any business or activity other than:

•	the establishment and maintenance of its legal existence, including the incurrence of fees, costs and expenses relating to such establishment and maintenance,

•	to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent,

•	incurring fees, costs and expenses relating to organization overhead including professional fees for legal, tax and accounting issues and paying taxes,

•	the execution and delivery of the Indenture and the performance of its obligations thereunder and the issuance of the notes and any additional debt securities under the Indenture,

•

taking all actions, including executing and delivering any related agreements in connection with Debt existing on the Issue Date or the incurrence of other indebtedness not prohibited by any Debt outstanding from time to time, or in connection with any other financing transactions,

•	providing indemnification to officers and directors,

•

the making of intercompany loans, distributions of cash, cash equivalents or Equity Interests and/or any transactions consummated substantially contemporaneously with and in connection with any financing transactions,

•

financing the business and operations of the Parent or any of its affiliates, including the incurrence and repayment of indebtedness or other obligations, the making of loans or other investments and the payment of dividends or other distributions, and

•	activities necessary or advisable for or incidental, related, complementary, similar, supplemental or ancillary to the businesses or activities described in any of the foregoing clauses.

Events of Default, Waiver and Notice

An event of default with respect to the notes will occur in the event of:

1.	default in payment of any interest on or any Additional Amounts payable in respect of the notes which remains uncured for a period of 30 days;

2.	default in payment of principal (and premium, if any) on the notes when due either at maturity, upon redemption, by declaration or otherwise;

3.	default in the payment of the purchase price of the notes we are required to purchase as described under “—Offer to Purchase Upon Change of Control Triggering Event”;

4.

default by the Issuer or the Parent in the performance or breach of any other covenant, warranty or agreement in respect of the notes in the Indenture which shall not have been remedied for a period of 90 days after notice by the trustee or holders of at least 25% in principal amount of the outstanding notes;

5.

the guarantee of the notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Parent, or any responsible officer acting on behalf of the Parent, denies or disaffirms its obligations under the guarantee of the notes; and

6.	the taking of certain actions by the Issuer or the Parent or a court relating to bankruptcy, insolvency or reorganization.

The Indenture will require the trustee to give the holders of the notes notice of a default known to it within 90 days unless the default is cured or waived. However, the Indenture will provide that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except in payment of principal of, premium or interest on, or any Additional Amounts with respect to, the notes) if the trustee in good faith determines that it is in the interest of the holders of the notes to do so.

The Indenture will also provide that if an event of default (other than an event of default specified in clause (6) above) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the notes then outstanding may declare the entire principal amount of all the notes and interest accrued thereon, to be due and payable immediately.

Upon certain conditions, such declarations (other than resulting from an event of default specified in clause (6) above with respect to the Parent) may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding note) by the holders of a majority in principal amount of the outstanding notes.

If an event of default under the Indenture specified in clause (6) above shall have occurred and is continuing, then the principal amount of all the outstanding notes will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, provided that such direction shall not be in conflict with any rule of law or the Indenture, shall not involve the trustee in any personal liability, the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction, and shall not be unduly prejudicial to the holders not taking part in such direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction are unduly prejudicial to such holders). If an event of default occurs and is continuing with respect to the notes, then the trustee may in its discretion (and subject to the rights of the holders to direct remedies as described above) bring such judicial proceedings as the trustee shall deem necessary to protect and enforce the rights of the holders of the notes, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted under the Indenture or to enforce any other proper remedy.

The Indenture will provide that no holder of the notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or trustee for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default with respect to the notes;

•

the holders of not less than 25% in principal amount of the outstanding notes have made written request to the trustee to institute proceedings in respect of that event of default with respect to the notes and have offered the trustee security or indemnity satisfactory to the trustee against costs, expenses and liabilities incurred in compliance with such request; and

•

for 60 days after receipt of such notice, request and offer of security or indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding notes.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. The Issuer, and, if required by the Trust Indenture Act, the Parent will be required to furnish to the trustee under the Indenture annually a statement as to performance or fulfillment of their respective obligations under the Indenture and as to any default in such performance or fulfillment.

Modification, Amendment and Waiver

Together with the trustee, the Issuer and the Parent may, when authorized by their respective boards of directors, modify the Indenture with respect to the notes without the consent of the holders of the notes for limited purposes, including, but not limited to, adding to the covenants or events of default, curing ambiguities or correcting any defective provisions with respect to the notes.

Except as described in the prior sentence, the Indenture or the supplemental indenture, as applicable, will provide that the Issuer, the Parent and the trustee may modify and amend the Indenture with respect to the notes with the consent of the holders of a majority in principal amount of the outstanding notes affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding note affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on or any Additional Amounts payable with respect to, the notes;

•

reduce the principal amount of, or interest on or any Additional Amounts payable with respect to, the notes, reduce the amount of principal which could be declared due and payable prior to the stated maturity or reduce the premium payable upon the redemption thereof;

•	impair the right to enforce any payment on or after the stated maturity or redemption date;

•	change the place or currency of any payment of principal of, premium or interest on, or any Additional Amounts payable with respect to, the notes;

•	modify in a manner adverse in any material respect to the holder of the outstanding notes the terms and conditions of the Parent under its guarantee with respect to such notes or the Indenture;

•	reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required to modify or amend the Indenture;

•	reduce the percentage of outstanding notes necessary to waive any past default to less than a majority; or

•

modify the provisions in the Indenture relating to adding provisions or changing or eliminating provisions of the Indenture or modifying rights of holders of the notes to waive compliance with any term of the Indenture.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding notes may waive past defaults under the Indenture with respect to the notes.

Satisfaction and Discharge

The Issuer and the Parent may be discharged from any and all of their respective obligations under the Indenture with respect to the notes when all of the notes not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and the Issuer or the Parent deposits with the trustee enough cash or U.S. government obligations (accompanied by an opinion of a nationally recognized firm of independent public accountants if U.S. government obligations are delivered) to pay all the principal, interest and any premium and Additional Amounts due to the stated maturity date or redemption date of such notes. Such discharge is subject to terms contained in the Indenture.

Defeasance

The term defeasance means the discharge of some or all of the obligations of the Issuer and the Parent under the Indenture with respect to the notes. If the Issuer or the Parent deposits with the trustee cash or U.S. government obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to make payments on the notes on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	the Issuer and the Parent will be discharged from their obligations with respect to the notes and the related guarantee (“legal defeasance”); or

•

the Issuer and the Parent will no longer have any obligation to comply with the restrictive covenants under the Indenture with respect to the notes, and the related events of default will no longer apply to the Issuer and the Parent (“covenant defeasance”) with respect to the notes and the related guarantee.

If we defease the notes, the holders of the notes will not be entitled to the benefits of the Indenture, except for our obligation to register the transfer or exchange of the notes, replace stolen, lost or mutilated notes or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the notes will also survive. We will be required to deliver to the trustee an opinion of counsel confirming that, subject to customary assumptions and exclusions, the deposit and related defeasance would not cause the holders of the notes to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Consent to Creation of Distributable Reserves

The Indenture will provide that each holder of a note by its acceptance thereof irrevocably consents, to the fullest extent permitted by applicable law, to the creation of distributable reserves, from time to time, by reducing some or all of the share premium of the Parent resulting from the issuance of ordinary shares of the Parent or otherwise.

Governing Law; Jury Trial Waiver

The Indenture will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that the Issuer, the Parent, the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or any transaction contemplated thereby.

Submission to Jurisdiction; Waiver of Immunity

In connection with any legal action or proceeding arising out of or relating to the notes or the Indenture, the Issuer and the Parent will agree in the Indenture:

•	to submit to the exclusive jurisdiction of any U.S. federal or New York state court sitting in the Borough of Manhattan in the City of New York, and any appellate court thereof;

•

that all claims in respect of such legal action or proceeding may be heard and determined in such U.S. federal or state court in the Borough of Manhattan in the City of New York and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of our place of residence or domicile; and

•	to appoint Corporation Service Company, with an office at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as process agent.

The process agent will receive, on the Issuer’s or the Parent’s behalf, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such U.S. federal or New York state court sitting in the Borough of Manhattan in the City of New York. Service may be made by mailing or delivering a copy of such process to the Issuer or the Parent, as the case may be, at the address specified above for the process agent.

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding (including a proceeding for enforcement of judgment) against the Issuer or the Parent in any other court or jurisdiction in accordance with applicable law.

To the extent that the Issuer or the Parent has or hereafter may acquire or have attributed to it any sovereign or other immunity under any law, the Issuer and the Parent will agree in the Indenture to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the Indenture, the notes or the guarantee.

Currency Indemnity

The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer or the Parent under or in connection with the notes and the guarantee, including damages. If, for the purposes of obtaining judgment in any court in any jurisdiction in connection with the notes or the guarantee, it becomes necessary to convert into a particular currency the amount due under or in connection with the notes or the guarantee, then conversion shall be made at the rate of exchange prevailing on the day the decision became enforceable (or if such day is not a business day, the next preceding business day) at the place where it was rendered. The Issuer’s or the Parent’s obligations under or in connection with the notes and the guarantee, as the case may be, will be discharged only to the extent that the relevant holder is able to purchase in the London foreign exchange markets in accordance with normal banking procedures, on the date of the relevant receipt or recovery by it (or, if it is not practicable to make such purchase on such date, on the first date on which it is practicable to do so), U.S. dollars in the amount originally due to it (whether pursuant to any judgment or otherwise) with any other currency paid to that holder. If the holder cannot purchase U.S. dollars in the amount originally to be paid, the Issuer or the Parent will indemnify the holder for any resulting loss or damage sustained by it and pay the difference. The holder, however, will agree that, if the amount of U.S. dollars purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to the Issuer or the Parent. The holder will not be obligated to make this reimbursement if the Issuer or the Parent is in default of its obligations under the notes or the guarantee, as applicable. The indemnity undertaken by the Issuer and the Parent in favor of the holders as described above will constitute an obligation separate and independent from the other obligations contained in the Indenture, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by the holder of any note or guarantee or the trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under or in connection with the notes, the guarantee or under any judgment or order.

Trustee

Wells Fargo Bank, National Association will serve as trustee, paying agent, and security registrar under the Indenture. Neither the trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any rating agency, or determining whether any rating event has occurred.

The Issuer and the Parent maintain banking relationships in the ordinary course of business with the trustee and its affiliates. Wells Fargo Securities, LLC, one of the joint book-running managers in this offering, is an affiliate of the trustee.

Global Notes

The notes will be issued as registered notes in global form, without interest coupons. Upon issuance, each of the global notes will be deposited with the trustee, as custodian for DTC. See “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus. Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only under the circumstances described in “Legal Ownership and Book-Entry Issuance—Global Securities—Special Situations When a Global Security will be Terminated” in the accompanying prospectus. In connection with any proposed exchange of a global note for a certificated note, there shall be provided to the trustee all information reasonably requested by the trustee that is necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Definitions

“Attributable Debt” means the present value, determined as set forth in the Indenture, of the obligation of a lessee for rental payments for the remaining term of any lease.

“Consolidated Net Tangible Assets” means the total amount of the Parent’s assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined, and excluding short term debt and the current portion of long term debt) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the Parent’s most recent consolidated balance sheet and determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated Net Tangible Assets, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Parent or any of its Subsidiaries subsequent to the date of the most recent consolidated balance sheet of the Parent and on or prior to or simultaneously with the applicable date of calculation shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, consolidations and disposed operations had occurred on the date of such most recent consolidated balance sheet but shall not be required to give effect to any acquisition, disposition, merger, consolidation and disposed operation, or related series of acquisitions, dispositions, mergers, consolidations and disposed operations in the ordinary course of business or that individually or in the aggregate do not exceed $50,000,000 per transaction.

“Debt” of any Person means, without duplication, (a) any notes, bonds, debentures or similar evidences of indebtedness for money borrowed and (b) any guarantee thereof.

“Equity Interests” means the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

“Funded Debt” means all Debt which (i) has a final maturity, or a maturity renewable or extendable at the option of the borrower or issuer thereof, more than one year after the date as of which Funded Debt is to be determined and (ii) ranks at least equally with the notes.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect from time to time, it being understood that, for purposes of the Indenture, all references to codified accounting standards specifically named in the Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Issuer may elect, for all purposes of the Indenture, to apply IFRS accounting principles (or any successor, replacement, amended or updated accounting principles to IFRS that are then in effect in the Issuer’s jurisdiction of organization) in lieu of GAAP, and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time (or such successor, replacement, amended or updated accounting principles) as previously calculated or determined in accordance with GAAP; provided that (1) from and after such election, all financial statements and reports required to be provided pursuant to the Indenture (and all financial statements and reports required to be filed with the SEC or that are otherwise provided to shareholders of the Parent) shall be prepared on the basis of IFRS (or such successor, replacement, amended or updated accounting principles), (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS (or such successor, replacement, amended or updated accounting principles) with retroactive effect being given thereto assuming that such election had been made on the Issue Date of the notes and (3) all accounting terms and references in the Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS (or such successor, replacement, amended or updated accounting principles). The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the holders of the notes promptly after having made such election (and in any event, within 15 days thereof).

“Issue Date” means June 19, 2020.

“Lien” means any mortgage, pledge, security interest or other lien or encumbrance.

“Principal Property” means, as of any date, any building structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing, research, warehousing, distribution or production, and owned or leased or to be owned or leased by the Parent or any Restricted Subsidiary, and in each case the gross book value of which as of such date exceeds 1.5% of the Parent’s Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Parent’s board of directors, is not of material importance to the business conducted by the Parent and its subsidiaries, considered as one enterprise.

“Restricted Subsidiary” means any Subsidiary of the Parent which owns or leases a Principal Property and which could secure the notes offered hereby with such Principal Property without there being adverse tax consequences to the Parent or its subsidiaries.

“Sale and Lease-Back Transactions” means any arrangement with any person providing for the leasing by the Parent or a Restricted Subsidiary of any Principal Property that the Parent or such Restricted Subsidiary has sold or transferred or is about to sell or transfer to such person. However, the definition does not include transactions between the Parent and a Restricted Subsidiary.

“Subsidiary” or “subsidiary” means any corporation or other entity of which Voting Shares are at the time directly or indirectly owned by the Parent (or if such term is used with reference to any other person, by such other person).

“Voting Shares” means shares of stock (or similar equity interests) of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors; provided that, for the purposes hereof, shares of stock (or similar equity interests) that carry only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences of the ownership and disposition of the notes. This summary is limited to beneficial owners of the notes that acquire the notes in this offering at a price equal to the “issue price” of the notes (i.e., the first price at which a substantial amount of the notes is sold for money to investors, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and will hold the notes as capital assets (generally, investment property).

As used in this prospectus supplement, a “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in its gross income for U.S. federal income tax purposes without regard to its source; or

•

a trust, if either (x) it is subject to the primary supervision of a court within the United States and one or more “United States persons” have the authority to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

U.S. holders that use an accrual method of accounting for U.S. federal income tax purposes are generally required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below. U.S. holders that use an accrual method of accounting for U.S. federal income tax purposes should consult with their tax advisors regarding the potential applicability of this rule to their particular situation. The remainder of this summary does not address the application of the foregoing rule.

As used in this prospectus supplement, a “non-U.S. holder” means a beneficial owner of the notes that is not a U.S. holder and not a partnership (or an entity or arrangement classified as partnerships for U.S. federal income tax purposes).

This summary is based upon the Code, existing and proposed Treasury regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not and will not seek any ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel regarding the U.S. federal income tax consequences of the ownership or disposition of the notes and there can be no assurance that the IRS will not take positions concerning the U.S. federal income tax consequences of the ownership or disposition of the notes that are different from those discussed below or that a court will not agree with any such positions. Each beneficial owner should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of owning and disposing of the notes that may be applicable to it.

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a beneficial owner of the notes in light of such beneficial owner’s particular investment or other circumstances. This summary also does not discuss considerations or consequences relevant to persons subject to special provisions of U.S. federal income tax law, such as:

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•	pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities;

•	U.S. expatriates;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	controlled foreign corporations, passive foreign investment companies, regulated investment companies and real estate investment trusts and shareholders of such corporations;

•	persons that are subject to the alternative minimum tax;

•	financial institutions, insurance companies, and dealers or traders in securities or currencies;

•	U.S. holders having a “functional currency” other than the U.S. dollar; and

•	persons that will hold the notes as part of a constructive sale, wash sale, conversion transaction or other integrated transaction or a straddle, hedge or synthetic security.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Entities or arrangements classified as partnerships for U.S. federal income tax purposes, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of owning and disposing of the notes.

This summary does not address the effect of any U.S. federal estate or gift tax laws or any U.S. state or local or non-U.S. tax laws on a beneficial owner of the notes. Each beneficial owner of the notes should consult a tax advisor as to the particular tax consequences to it of purchasing, owning and disposing of the notes, including the applicability and effect of any U.S. federal estate or gift tax laws or any U.S. state or local or non-U.S. tax laws.

The Issuer is a public unlimited company organized under the laws of Ireland. However, for U.S. federal income tax purposes, the Issuer is treated as an entity that is disregarded as separate from its owner, Perrigo Company, which is a Michigan corporation. Accordingly, Perrigo Company is generally treated as the issuer of the notes for U.S. federal income tax purposes and, as a result, interest on the notes will generally be treated as arising from sources within the United States for such purposes.

Effect of Certain Contingencies

In certain circumstances, we may be obligated to pay additional interest on the notes, as described under “Description of the Notes—Interest Rate Adjustment Based on Certain Rating Events.” Certain debt instruments that are subject to contingencies are governed by special rules applicable to “contingent payment debt instruments.” According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are “remote” or “incidental”, or, in certain circumstances, if it is “significantly more likely than not” that none of such contingencies will occur. Although the issue is not free from doubt, we intend to treat the notes as not being contingent payment debt instruments under these rules. Our determination will generally be binding on all beneficial owners of notes; however, it is not binding on the IRS and there is no assurance that the IRS would agree with our determination. If the notes were treated as contingent payment debt instruments, a beneficial owner of a note might be required to accrue ordinary income on such note at a rate in excess of the stated interest rate and to treat income recognized on the taxable disposition of such note as ordinary income, rather than capital gain, and to suffer additional adverse U.S. federal income tax consequences. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Before you purchase notes, you should consult your own tax advisor regarding the U.S. federal income tax consequences if the notes were treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Stated Interest. Stated interest on the notes, including additional interest payable as a result of adjustments to the credit ratings assigned to the notes as described under “Description of Notes—Interest Rate Adjustment Based on Certain Rating Events”, will be included in a U.S. holder’s gross income as ordinary interest income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes. In addition to stated interest on the notes (which includes any foreign tax withheld from interest payments a U.S. holder receives), a U.S. holder will be required to include in income any Additional Amounts paid in respect of such foreign tax withheld.

Stated interest on the notes (and any Additional Amounts in respect of such interest) will constitute U.S. source income for U.S. foreign tax credit purposes and, as a result, a U.S. holder that is subject to withholding of foreign income tax may not be able to benefit from the U.S. foreign tax credit for that foreign income tax, unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax payable on the U.S. holder’s other income treated as derived from foreign sources. Alternatively, the U.S. holder may elect to take a deduction for the foreign income tax, provided that the U.S. holder elects to deduct all foreign taxes paid or accrued for the taxable year. Stated interest on the notes will generally constitute “passive category income” for U.S. foreign tax credit purposes. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or other Taxable Disposition. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (other than amounts attributable to accrued stated interest, which will be treated as described above) and the U.S. holder’s tax basis in the note. A U.S. holder’s tax basis in a note will generally be its cost for the note.

Gain or loss recognized by a U.S. holder on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss. The gain or loss recognized by a U.S. holder will be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition. Long-term capital gains recognized by individual and certain other non-corporate U.S. holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss recognized by a U.S. holder generally will be U.S. source gain or loss. Consequently, a U.S. holder may not be able to claim a credit for any foreign tax imposed upon a disposition of a note unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax payable on the U.S. holder’s other income treated as derived from foreign sources. Alternatively, the U.S. holder may elect to take a deduction for the foreign tax, provided that the U.S. holder elects to deduct all foreign taxes paid or accrued for the taxable year. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Medicare Tax on Investment Income. A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (i) the U.S. holder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant tax year and (ii) the excess of the U.S. holder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include interest paid with respect to a note and net gain attributable to the disposition of a note (in each case, unless such note is held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such income or net gain.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to payments of stated interest on the notes and the proceeds of a disposition of the notes received by a U.S. holder.

In general, “backup withholding” (currently at a rate of 24%) may apply to payments of stated interest on a note to, and to the proceeds of a disposition (including a retirement or redemption) of a note received by, a U.S. holder, if the U.S. holder fails to provide an accurate taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules and does not otherwise establish an exemption. Backup withholding is not an additional tax and may be credited against a U.S. holder’s U.S. federal income tax liability, and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The following summary applies to a “non-U.S. holder” of the notes.

U.S. Federal Withholding Tax. Subject to the discussions below regarding backup withholding and FATCA (as defined below), U.S. federal withholding tax generally will not apply to payments of stated interest on a non-U.S. holder’s notes, under the “portfolio interest” exception of the Code, provided that:

•

the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer, Perrigo Company or Parent within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

•

the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to the Issuer, Perrigo Company or Parent through sufficient stock ownership (as provided in the Section 881(c)(3)(C) of the Code);

•	the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•	such stated interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

In addition, to qualify for the “portfolio interest” exception, a non-U.S. holder will be required to provide a signed written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be associated with the non-U.S. holder, certifying under penalties of perjury that it is not a “United States person” within the meaning of the Code to:

•	the applicable withholding agent; or

•

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the non-U.S. holder’s notes on its behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and the non-U.S. holder, has received the signed, written statement described above from the non-U.S. holder and provides the applicable withholding agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to the non-U.S. holder will be subject to 30% U.S. federal withholding tax unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Any gain recognized upon a disposition of a non-U.S. holder’s note (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax, subject to the discussion below regarding FATCA.

U.S. Federal Income Tax. Except for the possible application of U.S. federal withholding tax discussed above, and subject to the discussions below regarding backup withholding and FATCA, as defined below, a non-U.S. holder generally will not be subject to U.S. federal income tax on payments of principal of and stated interest on the non-U.S. holder’s notes, or on any gain realized from (or accrued stated interest treated as received in connection with) the disposition of the non-U.S. holder’s notes unless:

•

in the case of stated interest payments or disposition proceeds representing accrued stated interest, the non-U.S. holder cannot satisfy the requirements of the “portfolio interest” exception described above (and its U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);

•

in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of its notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the non-U.S. holder is not considered a resident alien under the Code); or

•

any stated interest or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by it.

If a non-U.S. holder is engaged in a trade or business within the United States, and stated interest or gain in respect of the non-U.S. holder’s notes is effectively connected with the conduct of such trade or business, the stated interest or gain generally will be exempt from the U.S. federal withholding tax described above and instead will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. holder (unless an applicable income tax treaty provides otherwise). In addition, corporate non-U.S. holders may be subject to a branch profits tax equal to 30% of their effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to them under an applicable income tax treaty.

Backup Withholding and Information Reporting. Backup withholding will not apply to payments of interest made on the notes to a non-U.S. holder, if the non-U.S. holder has provided to the applicable withholding agent the required certification that it is not a “United States person” within the meaning of the Code as described in “—U.S. Federal Withholding Tax” above, provided that the applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a United States person. However, the applicable withholding agent may be required to report to the IRS and to the non-U.S. holder payments of stated interest on the notes and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of a treaty or agreement.

The gross proceeds from a sale or other taxable disposition (including a retirement or redemption) of a non-U.S. holder’s notes within the United States or conducted through certain U.S.-related brokers generally will be subject to information reporting and/or backup withholding (currently at a rate of 24%), unless the non-U.S. holder provides the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that the non-U.S. holder is not a United States person or otherwise qualifies for an exemption, and provided that the applicable withholding agent does not have actual knowledge, or reason to know, that the non-U.S. holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against U.S. federal income tax liability (which may result in holders being entitled to a refund of U.S. federal income tax), provided that the required information is timely provided to the IRS.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act and related Treasury guidance (collectively referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source interest (including interest paid on the notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest (including a disposition of the notes). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. holder or a non-U.S. holder holds its notes will affect the determination of whether such withholding is required. Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. We will not pay any Additional Amounts to U.S. holders or non-U.S. holders in respect of any amounts withheld under FATCA. U.S. holders that own their interests in a note through a foreign entity or intermediary, and non-U.S. holders, are encouraged to consult their tax advisors regarding FATCA.

THIS SUMMARY DOES NOT DISCUSS ANY TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OTHER THAN U.S. FEDERAL INCOME TAX CONSEQUENCES AND INVESTORS SHOULD SEEK ADVICE FROM THEIR OWN TAX ADVISORS WITH RESPECT TO SUCH OTHER TAX CONSEQUENCES AS WELL AS THEIR PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES.

IRISH TAX CONSIDERATIONS

The following is a summary based on the laws and practices currently in force in Ireland regarding the tax position of investors beneficially owning their notes and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding notes. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

In general, tax at the standard rate of income tax (currently 20 per cent), is required to be withheld from payments of Irish source interest. However, an exemption from withholding on interest payments exists under Section 64 of the Taxes Consolidation Act, 1997 (the “1997 Act”) for certain interest bearing securities issued by a body corporate (such as the Issuer) which are quoted on a recognized stock exchange (which would include the New York Stock Exchange) (“quoted Eurobonds”).

Any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:

1.	the person by or through whom the payment is made is not in Ireland; or

2.	the payment is made by or through a person in Ireland, and either:

2.1.	the quoted Eurobond is held in a clearing system recognized by the Irish Revenue Commissioners (e.g. DTC, Euroclear, and Clearstream, Luxembourg are so recognized), or

2.2.

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to the person by or through whom the payment is made in the prescribed form.

So long as the notes are quoted on a recognized stock exchange and are held in a recognized clearing system such as DTC, Euroclear and/or Clearstream, Luxembourg (or, if not so held, payments on the notes are made through a paying agent not in Ireland), interest on the notes can be paid by the Issuer and any paying agent acting on behalf of the Issuer without any withholding or deduction for or on account of Irish income tax.

If, for any reason, the quoted Eurobond exemption referred to above does not or ceases to apply, the Issuer can still pay interest on the notes free of withholding tax provided it is a qualifying company within the meaning of Section 110 of the 1997 Act (a “Qualifying Company”) and provided the interest is paid to a person resident in either (i) a member state of the European Union (other than Ireland) or (ii) a country with which Ireland has signed a comprehensive double taxation agreement (such a country mentioned in either (i) or (ii) being a “Relevant Territory”). For this purpose, residence is determined by reference to the law of the country in which the recipient claims to be resident. This exemption from withholding tax will not apply, however, if the interest is paid to a company in connection with a trade or business carried on by it through a branch or agency located in Ireland.

In certain circumstances, Irish tax will be required to be withheld at the standard rate from interest on any quoted Eurobond, where such interest is collected by a bank or other agent in Ireland on behalf of any noteholder.

Taxation of Noteholders

Notwithstanding that a noteholder may receive interest on the notes free of withholding tax, the noteholder may still be liable to pay Irish income tax. Interest paid on the notes may have an Irish source and therefore be within the charge to Irish income tax and the universal social charge. Ireland operates a self assessment system in respect of income tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

However, interest on the notes will be exempt from Irish income tax if the recipient of the interest is resident in a Relevant Territory provided either (i) the notes are quoted Eurobonds and are exempt from withholding tax as set out above and the recipient is not a resident of Ireland (ii) in the event of the notes not being or ceasing to be quoted Eurobonds exempt from withholding tax, if the Issuer is a Qualifying Company, or (iii) if the Issuer has ceased to be a Qualifying Company, the recipient of the interest is a company and the jurisdiction concerned imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction.

In addition, provided that the notes are quoted Eurobonds and are exempt from withholding tax as set out above, the interest on the notes will be exempt from Irish income tax if the recipient of the interest is (i) a company under the control, directly or indirectly, of persons who by virtue of the law of a relevant territory are resident in that country and that person or persons are not themselves under the control whether directly or indirectly of a person who is not resident in such a country, or (ii) a company, the principal class of shares of such company, or another company of which the recipient company is a 75% subsidiary, is substantially and regularly traded on one or more recognized stock exchanges in Ireland or a relevant territory or a stock exchange approved by the Irish Minister for Finance.

Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the notes are held or attributed, may have a liability to Irish corporation tax on the interest.

Noteholders receiving interest on the notes which does not fall within any of the above exemptions may be liable to Irish income tax and the universal social charge on such interest.

Capital Gains Tax

A holder of notes will not be subject to Irish tax on capital gains on a disposal of notes unless such holder is resident or ordinarily resident in Ireland or carries on a trade in Ireland through a branch or agency in respect of which the notes are used or held.

Capital Acquisitions Tax

A gift or inheritance comprising of notes will be within the charge to capital acquisitions tax if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) or (ii) if the notes are regarded as property situate in Ireland.

Bearer notes are generally regarded as situated where they are physically located at any particular time. Registered notes are generally regarded as situated where the principal register of noteholders is maintained or is required to be maintained, but the notes may be regarded as situated in Ireland regardless of their physical location or the location of the register as they secure a debt due by an Irish resident debtor and they may be secured over Irish property. Accordingly, if such Notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

Stamp Duty

Provided the Issuer remains a Qualifying Company no stamp duty or similar tax is imposed in Ireland on the issue, transfer or redemption of the notes provided the money raised on the issue of the notes is used in the course of the Issuer’s business.

EU Savings Directive

The Council of the European Union has adopted a directive regarding the taxation of interest income known as the “European Union Directive on the Taxation of Savings Income (Directive 2003/48/EC)”.

Ireland has implemented the directive into national law. Any Irish paying agent making an interest payment on behalf of the Issuer to an individual, and certain residual entities defined in the 1997 Act, resident in another EU Member State and certain associated and dependent territories of a Member State will have to provide details of the payment to the Irish Revenue Commissioners who in turn will provide such information to the competent authorities of the state or territory of residence of the individual or residual entity concerned.

On 24 March 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above. Member States were required to apply these new requirements with effect from 1 January 2017. The changes were intended to expand the range of payments covered by the EU Savings Directive.

Notwithstanding the foregoing, on 15 October 2014 the European Commission stated that in order to have just one standard of automatic information exchange and to avoid legislative overlaps with Council Directive 2011/16/EU, as amended by Council Directive 2014/107/EU, it was considering the repeal of the EU Savings Directive. On 18 March 2015, the European Commission published a Proposal for a Council Directive repealing the EU Savings Directive and on 10 November 2015 the Council of the EU repealed it with effect from 1 January 2016. For a transitional period, a derogation was granted to Austria under Directive 2014/107/EU allowing it to apply that directive one year later than other member states.

As a result of the repeal, Irish paying agents are no longer required under the EU Savings Directive to report interest payment information relating to individuals resident in other Member States to the Irish Revenue Commissioners. Investors who are in any doubt as to their position should consult their professional advisers.

Information Exchange and the Implementation of FATCA in Ireland

With effect from 1 July 2014 the Issuer may be obliged to report certain information in respect of U.S. investors (noteholders) in the Issuer to the Irish Revenue Commissioners who will then share that information with the U.S. tax authorities.

These obligations stem from US legislation, the Foreign Account Tax Compliance provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010 (“FATCA”), which may impose a 30% US withholding tax on certain ‘withholdable payments’ made on or after 1 July 2014 unless the payee enters into and complies with an agreement with the IRS to collect and provide to the IRS substantial information regarding direct and indirect owners and account holders.

Due to doubts as to whether FATCA could have extraterritorial effect, certain countries, including Ireland, have entered into intergovernmental agreements with the U.S. regarding the implementation of FATCA. On 21 December 2012 Ireland signed an Intergovernmental Agreement (“IGA”) with the United States to Improve International Tax Compliance and to Implement FATCA. Under this agreement Ireland agreed to implement legislation to collect certain information in connection with FATCA and the Irish and U.S. tax authorities have agreed to automatically exchange this information. The IGA provides for the annual automatic exchange of information in relation to accounts and investments held by certain U.S. persons in a broad category of Irish financial institutions and vice versa.

Under the IGA and the Financial Accounts Reporting (United States of America) Regulations 2014 (the “Irish Regulations”) implementing the information disclosure obligations, Irish financial institutions such as the Issuer are required to report certain information with respect to U.S. account holders to the Revenue Commissioners. The Revenue Commissioners will automatically provide that information annually to the IRS. The Issuer must obtain the necessary information from investors required to satisfy the reporting requirements whether under the IGA, the Irish Regulations or any other applicable legislation published in connection with FATCA and such information may be sought from each holder and beneficial owner of the notes. It should be noted that the Irish Regulations require the collection of information and filing of returns with the Irish Revenue Commissioners regardless as to whether the Issuer holds any U.S. assets or has any U.S. investors. However to the extent that the notes are held in a recognized clearing system, such as DTC, Euroclear and Clearstream, Luxembourg, the Issuer should have no reportable accounts in a tax year. Where the Issuer has no reportable accounts in a tax year it is required to make a nil return for that year to the Irish Revenue Commissioners.

While the IGA and Irish Regulations should serve to reduce the burden of compliance with FATCA, and accordingly the risk of a FATCA withholding on payments to the Issuer in respect of its assets, no assurance can be given in this regard.

Common Reporting Standard

The Common Reporting Standard (“CRS”) framework was first released by the OECD in February 2014. To date, more than 90 jurisdictions have publically committed to implementation, many of which are early adopter countries, including Ireland. On 21 July 2014, the Standard for Automatic Exchange of Financial Account Information in Tax Matters (the “Standard”) was published, involving the use of two main elements, the Competent Authority Agreement (“CAA”) and the CRS.

The goal of the Standard is to provide for the annual automatic exchange between governments of financial account information reported to them by local Financial Institutions (“FIs”) relating to account holders resident in other participating countries to assist in the efficient collection of tax. The OECD, in developing the CAA and CRS, has used FATCA concepts and as such the Standard is broadly similar to the FATCA requirements, albeit with numerous alterations. Ireland is a signatory jurisdiction to a Multilateral Competent Authority Agreement on the automatic exchange of financial account information in respect of CRS, and the Irish Finance Act 2014 and Finance Act 2015 contain measures necessary to implement the CRS. The Returns of Certain Information by Reporting Financial Institutions Regulations 2015 (the “CRS Regulations”), came into operation on 31 December 2015 and gave effect to the CRS from 1 January 2016.

Directive 2014/107/EU on Administrative Cooperation in the Field of Taxation (“DAC II”) implements CRS in a European context and creates a mandatory obligation for all EU Member States to exchange financial account information in respect of residents in other EU Member States on an annual basis commencing in 2017 in respect of the 2016 calendar year. The Irish Finance Act 2015 contained measures necessary to implement the DAC II. Regulations, the Mandatory Automatic Exchange of Information in the Field of Taxation Regulations 2015 (together with the CRS Regulations, the “Regulations”), giving effect to DAC II from 1 January 2016, came into operation on 31 December 2015.

Under the Regulations, a reporting FI, such as the Issuer, is required to collect certain information (e.g. name, address, jurisdiction of residence, TIN, date and place of birth (as appropriate)) on holders of the notes and on certain Controlling Persons (as defined in the CRS) in the case of the holder of the notes being an Entity (as defined in the CRS), in order to identify accounts which are reportable to the Irish Revenue Commissioners. The Irish Revenue Commissioners shall in turn exchange such information with their counterparts in participating jurisdictions. However, to the extent that the notes are held within a recognized clearing system, the Issuer should have no reportable accounts in a tax year. In such event, the Issuer is required to make a nil return for that year to the Irish Revenue Commissioners.

CERTAIN ERISA CONSIDERATIONS

The following discussion is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, an “ERISA Plan”).

A fiduciary of an ERISA Plan considering investing assets of an employee benefit plan or other retirement plan, account or arrangement in the notes should consult its legal advisor about ERISA, Section 4975 of the Code and any applicable Similar Laws before making such an investment. Specifically, taking into account the facts and circumstances of the ERISA Plan, the fiduciary should consider, among other matters whether the investment is appropriate under the terms of the ERISA Plan and the fiduciary standards of ERISA or other applicable Similar Laws, including any applicable standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans subject to the Sections from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes by an ERISA plan with respect to which we or the initial purchasers are considered to be a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code and/or Similar Laws, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption, of which there are many. The Department of Labor has issued prohibited transaction class exemptions (a “PTCE”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition, sale, purchase and holding of the notes, including, for example, PTCE 84-14 (for transactions determined by independent qualified professional asset managers), PTCE 90-1 (for insurance company pooled separate accounts), PTCE 91-38 (for bank collective investment funds), PTCE 95-60 (for insurance company general accounts) and PTCE 96-23 (for transactions managed by in-house asset managers). In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (not including a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any ERISA Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Laws. Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any ERISA Plan or (ii) the acquisition or purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our notes on behalf of, or with the assets of, any ERISA Plan, consult with their counsel regarding the matters described herein.

UNDERWRITING

BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives of each of the several underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among the Parent, the Issuer and the underwriters, the Issuer has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the Issuer, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$180,000,000
J.P. Morgan Securities LLC	180,000,000
Wells Fargo Securities, LLC	180,000,000
HSBC Securities (USA) Inc.	60,000,000
Mizuho Securities USA LLC	60,000,000
BNP Paribas Securities Corp.	30,000,000
Credit Suisse Securities (USA) LLC	30,000,000
Fifth Third Securities, Inc.	7,500,000
ING Financial Markets LLC	7,500,000
PNC Capital Markets LLC	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000

Total	$750,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The Parent and the Issuer have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the notes to certain other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $1.8 million and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We intend to apply for the notes to be listed on the New York Stock Exchange. If the notes are not listed on the New York Stock Exchange, we intend to list the notes on another securities exchange. If such listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, without the prior written consent of BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, during the period beginning on the date of this prospectus supplement and continuing to and including the closing date of this offering, offer, sell, contract to sell, or otherwise dispose of any debt securities of the Issuer or the Parent or warrants to purchase debt securities of the Issuer or the Parent substantially similar to the notes (other than commercial paper issued in the ordinary course of business).

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other than in the United States, no action has been taken by us, the Issuer or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus, registration statement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area and the United Kingdom

This document is not a prospectus for the purposes of the European Union’s Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

The communication of this document and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this document relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Parent.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the Republic of Ireland

The notes may only be offered or sold to the public in the Republic of Ireland or underwritten or placed in conformity with the provisions of: (i) the Regulation (EU) 2017/1129 (the Prospectus Regulation), the European Union (Prospectus) Regulations 2019 (as amended), and any rules issued under Section 1363 of the Irish Companies Act, 2014 (as amended); (ii) the European Union (Markets in Financial Instruments) Regulations 2017 (as amended) and any rules or codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998; (iii) the Central Bank Acts 1942—2015 (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989; (iv) the Market Abuse Regulation (EU 596/2014) (as amended), the European Union (Market Abuse) Regulations 2016 (as amended), the Market Abuse Directive on Criminal Sanctions for market abuse (Directive 2014/57/EU) (as amended) and any rules and guidance issued under Section 1370 of the Irish Companies Act, 2014 (as amended); (v) the Irish Companies Act, 2014 (as amended), and (vi) the Investment Intermediaries Act 1995 (as amended, supplemented and replaced) and any codes of conduct, guidance and other requirements issued in connection therewith.

Notice to Prospective Investors in Israel

This prospectus supplement and the accompanying prospectus do not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and have not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the notes is directed only at (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the issuer, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

No underwriter nor any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, our notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) and accordingly, they have not been offered or sold and will not be offered or sold, directly or indirectly in Japan or to, or for the account or benefit of, any Japanese person or to, or for the account or benefit of, others for re-offering or re-sale directly or indirectly in Japan or to, or for the account or benefit of, any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF SECURITIES

Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, will pass upon certain matters of United States and New York law with respect to this offering. A&L Goodbody will pass upon certain matters of Irish law with respect to this offering. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of Perrigo Company plc appearing in Perrigo Company plc’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Perrigo Company plc’s internal control over financial reporting as of December 31, 2019 excluding the internal control over financial reporting of Ranir Global Holdings, LLC, which is included in the 2019 consolidated financial statements of the Company and constituted 8% and 13% of total and net assets, respectively as of December 31, 2019 and 3% and 5% of net sales and net income, respectively for the year then ended, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Perrigo Company plc’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Ranir Global Holdings, LLC from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Perrigo Company plc

Perrigo Finance Unlimited Company

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Perrigo Company plc may from time to time issue debt securities, including convertible debt securities, ordinary shares, nominal value €0.001 per share, and preferred shares, nominal value $0.0001 per share, including convertible preferred shares, described in this prospectus in one or more offerings and may guarantee debt securities issued by Perrigo Finance Unlimited Company under this prospectus. Perrigo Finance Unlimited Company, an indirect wholly-owned finance subsidiary of Perrigo Company plc, may from time to time issue debt securities described in this prospectus in one or more offerings and may guarantee debt securities, including convertible debt securities, issued by Perrigo Company plc under this prospectus. The accompanying prospectus supplement will specify the terms of the securities, to the extent required. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement before you make your investment decision. Perrigo Company plc’s ordinary shares are listed and traded on the New York Stock Exchange and the Tel Aviv Stock Exchange under the symbol “PRGO.”

We may sell these securities to or through underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of securities.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of the securities and the specific manner in which they may be offered, including the names of any underwriters, dealers or agents, will be described in the applicable supplement to this prospectus.

Investing in our securities involves risks. You should carefully consider all of the information set forth in this prospectus. In addition, you should carefully consider the risk factors on page 2 of this prospectus and in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act,” in the case of Perrigo Company plc, and an indirect wholly-owned subsidiary of a well-known seasoned issuer, in the case of Perrigo Finance Unlimited Company, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. No limit exists on the aggregate amount of securities we may sell pursuant to the registration statement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects or other information concerning us may have changed since that date.

In this prospectus, unless otherwise indicated or unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to Perrigo Company plc, a public limited company incorporated under the laws of Ireland, and its consolidated subsidiaries, including Perrigo Finance Unlimited Company (formerly known as Perrigo Finance plc). References to “Perrigo” under “Description of Ordinary Shares” refer to Perrigo Company plc only, and not any of its subsidiaries.

PERRIGO COMPANY PLC

We are dedicated to making lives better by bringing “Quality, Affordable Self-Care Products™” that consumers trust everywhere they are sold. We are a leading provider of over-the-counter (“OTC”) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. We are also a leading producer of generic prescription pharmaceutical topical products such as creams, lotions, gels, and nasal sprays. We are headquartered in Ireland and sell our products primarily in North America and Europe as well as in other markets around the world.

We have three reportable segments, aligned primarily by type of product: Consumer Self-Care Americas, Consumer Self-Care International, and Prescription Pharmaceuticals. This segment structure is consistent with the way our management makes operating decisions, allocates resources and manages the growth and profitability of our business.

Perrigo Company plc was incorporated under the laws of Ireland on June 28, 2013, and became the successor registrant of Perrigo Company on December 18, 2013 in connection with the consummation of the acquisition of Elan Corporation, plc (“Elan”). Our principal executive offices are located at the Sharp Building, Hogan Place, Dublin 2, Ireland, D02 TY74, and our administrative offices are located at 515 Eastern Avenue, Allegan, MI. Our telephone number is +353 1 7094000. Our website address is www.perrigo.com, where we make available free of charge our reports on Forms 10-K, 10-Q and 8-K, including any amendments to these reports, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on our website is not incorporated by reference in and does not constitute part of this prospectus. These filings are also available to the public at www.sec.gov.

PERRIGO FINANCE UNLIMITED COMPANY

Perrigo Finance Unlimited Company was incorporated under the laws of Ireland on October 19, 2004, and was previously known as Perrigo Finance plc until it re-registered as a public unlimited company on October 29, 2015. Perrigo Finance Unlimited Company is an indirect wholly-owned finance subsidiary of Perrigo Company plc whose primary purpose is to finance the business and operations of Perrigo Company plc and its affiliates. An unlimited company, such as Perrigo Finance Unlimited Company, has no limit on the liability of the shareholders, and creditors have recourse to the shareholders in respect of liabilities that may be owed by the company which the company failed to discharge. Perrigo Company, a Michigan corporation that is an indirect wholly-owned subsidiary of Perrigo Company plc, is the sole shareholder of Perrigo Finance Unlimited Company.

RISK FACTORS

Before deciding to invest in our securities, you should carefully consider the risk factors and forward-looking statements described in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2020 (both of which are incorporated by reference herein). In addition, you should carefully consider the risk factors and other information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus or in any accompanying prospectus supplement, before deciding to invest in any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein and oral statements made from time to time by us may contain so-called “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “potential” or the negative of those terms or other comparable terminology. One should carefully evaluate these forward-looking statements in light of factors, including risk factors, described under “Risk Factors” above and in any applicable prospectus supplement and in the documents incorporated by reference herein or in any prospectus supplement in which we discuss in more detail various important factors that could cause actual results to differ from expected or historic results. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this prospectus are made only as of the date hereof, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in the filings that will be incorporated by reference herein as described below under “Where You Can Find More Information” and in any prospectus supplement hereto.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to add the net proceeds we receive from sales of the securities offered by this prospectus to our general funds and to use the funds for general corporate purposes. These could include capital expenditures; the repayment of debt; investment in subsidiaries; additions to working capital; the repurchase, redemption or retirement of securities; acquisitions and other business opportunities. We will provide additional information about the use of net proceeds from the sale of our securities that we may offer from time to time pursuant to this prospectus in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF SECURITIES

Perrigo Company plc may issue from time to time, in one or more offerings, debt securities, including convertible debt securities, ordinary shares, nominal value €0.001 per share, and preferred shares, nominal value $0.0001 per share, including convertible preferred shares, and it may guarantee debt securities issued by Perrigo Finance Unlimited Company under this prospectus. Perrigo Finance Unlimited Company may issue from time to time, in one or more offerings, debt securities, and it may guarantee debt securities, including convertible debt securities, issued by Perrigo Company plc under this prospectus.

Perrigo Company plc’s ability to issue preferred shares is limited so long as its ordinary shares are listed on the Tel Aviv Stock Exchange. We will set forth in the applicable prospectus supplement a description of debt securities, including convertible debt securities, ordinary shares and preferred shares, including convertible preferred shares, which may be offered under this prospectus. The terms of the offering of debt securities, including convertible debt securities, guarantees, ordinary shares and preferred shares, including convertible preferred shares, the initial issue price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

DESCRIPTION OF ORDINARY SHARES

The following description of Perrigo’s share capital is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the Irish Companies Act 2014 (the “Companies Act”) and the complete text of Perrigo’s memorandum and articles of association, included as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus supplement. You should read those laws and documents carefully.

Capital Structure

Authorized Share Capital

Our authorized share capital of Perrigo is €10,000,000 and $1,000, divided into 10,000,000,000 ordinary shares of €0.001 each and 10,000,000 preferred shares of $0.0001 each.

We may issue shares subject to the maximum authorized share capital contained in our memorandum and articles of association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes of a company’s shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of Perrigo may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may authorize the issuance of new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The articles of association of Perrigo authorize the board of directors of Perrigo to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of such articles of association. This initial five-year authorization period expired on December 17, 2018, but was renewed by Perrigo’s shareholders at each of the 2018 and 2019 annual general meetings of Perrigo. Most recently, Perrigo’s shareholders adopted an ordinary resolution at the 2020 annual general meeting of Perrigo on May 6, 2020 authorizing the board of directors to issue up to an aggregate nominal amount of €44,922 (44,921,795 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued share capital of Perrigo as of March 9, 2020) for a period of 18 months from March 9, 2020.

The rights and restrictions to which the ordinary shares will be subject are prescribed in Perrigo’s articles of association. Perrigo’s articles of association permit the board of directors, without shareholder approval, to determine certain terms of each series of the preferred shares issued by Perrigo, including the number of shares, designations, dividend rights, liquidation and other rights and redemption, repurchase or exchange rights.

Irish law does not recognize fractional shares held of record. Accordingly, Perrigo’s articles of association do not provide for the issuance of fractional shares of Perrigo, and the official Irish register of Perrigo does not reflect any fractional shares.

Whenever an alteration or reorganization of the share capital of Perrigo would result in any Perrigo shareholder becoming entitled to fractions of a share, the Perrigo board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of the sale in due proportion among the shareholders who would have been entitled to the fractions. For the purpose of any such sale, the Board may authorize any person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall the purchaser’s title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Preemption Rights, Share Warrants and Options

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, in December 2013, Perrigo opted out of these preemption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of the shareholders of Perrigo cast at a general meeting (referred to under Irish law as a “special resolution”), Perrigo’s articles of association provide that this opt-out must be so renewed every five years. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Perrigo on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan. Perrigo’s shareholders passed a special resolution at each of the 2018 and 2019 annual general meetings of Perrigo and most recently at the 2020 annual general meeting of Perrigo on May 6, 2020 authorizing the board of directors to opt out of preemption rights with respect to the issuance of equity securities up to an aggregate nominal value of €13,613 (13,612,665 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of Perrigo as of May 6, 2020) for a period of 18 months from April 26, 2019 (provided that with respect to 6,806,333 of such shares (being equivalent to approximately 5% of the issued ordinary share capital of Perrigo as of March 9, 2020), such allotment is to be used for the purposes of an acquisition or a specified capital investment).

The memorandum and articles of association of Perrigo provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Perrigo is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Perrigo is subject to the rules of the New York Stock Exchange that require shareholder approval of certain share issuances. Perrigo’s board of directors may authorize the issuance of shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). In connection with the completion of the Elan acquisition, Perrigo assumed Elan’s existing obligations to deliver shares under its equity incentive plans, pursuant to the terms thereof.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Perrigo are equal to, or in excess of, the aggregate of Perrigo’s called up share capital plus undistributable reserves and the distribution does not reduce Perrigo’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Perrigo’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Perrigo’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Perrigo has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Perrigo. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Act that give a “true and fair view” of Perrigo’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Perrigo’s memorandum and articles of association authorize the directors to declare dividends to the extent they appear justified by profits without shareholder approval. The board of directors may also recommend a dividend to be approved and declared by the Perrigo shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of ordinary shares of Perrigo will participate pro rata in respect of any dividend which may be declared in respect of ordinary shares by Perrigo.

The directors of Perrigo may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Perrigo in relation to the shares of Perrigo.

The directors may also authorize Perrigo to issue shares with preferred rights to participate in dividends declared by Perrigo. The holders of preferred shares may, depending on their terms, rank senior to the Perrigo ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Perrigo’s memorandum and articles of association provide that any ordinary share which Perrigo has agreed to acquire shall be deemed to be a redeemable share, unless the Board resolves otherwise. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Perrigo will technically be effected as a redemption of those shares as described below under “—Share Repurchases, Redemptions and Conversions—Repurchases and Redemptions by Perrigo.” If the articles of association of Perrigo did not contain such provision, all repurchases by Perrigo would be subject to many of the same rules that apply to purchases of Perrigo ordinary shares by subsidiaries described below under “—Share Repurchases, Redemptions and Conversions—Purchases by Subsidiaries of Perrigo” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Neither Irish law nor any constituent document of Perrigo places limitations on the right of nonresident or foreign owners to vote or hold Perrigo ordinary shares. Except where otherwise noted, references elsewhere in this prospectus supplement to repurchasing or buying back ordinary shares of Perrigo refer to the redemption of ordinary shares by Perrigo or the purchase of ordinary shares of Perrigo by a subsidiary of Perrigo, in each case in accordance with the Perrigo memorandum and articles of association and Irish company law as described below.

Repurchases and Redemptions by Perrigo

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. Perrigo may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Perrigo. All redeemable shares must also be fully-paid, and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of Perrigo’s articles described above, shareholder approval will not be required to redeem Perrigo ordinary shares.

Perrigo may also be given an additional general authority by its shareholders to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Perrigo’s subsidiaries as described below.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Perrigo at any time must not exceed 10% of the nominal value of the issued share capital of Perrigo. Perrigo may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Perrigo or re-issued subject to certain conditions.

Purchases by Subsidiaries of Perrigo

Under Irish law, an Irish or non-Irish subsidiary may purchase shares of Perrigo either on-market or off-market. For a subsidiary of Perrigo to make on-market purchases of Perrigo ordinary shares, the shareholders of Perrigo must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Perrigo ordinary shares is required. For an off-market purchase by a subsidiary of Perrigo, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Perrigo.

In order for a subsidiary of Perrigo to make an on-market purchase of Perrigo’s ordinary shares, such ordinary shares must be purchased on a “recognized stock exchange.” The New York Stock Exchange, on which the ordinary shares of Perrigo are listed, is specified as a recognized stock exchange for this purpose by Irish company law. The Tel Aviv Stock Exchange, on which the ordinary shares of Perrigo are also listed, is not a recognized stock exchange for the purposes of Irish company law.

The number of ordinary shares in Perrigo held by the subsidiaries of Perrigo at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Perrigo. While a subsidiary holds ordinary shares of Perrigo, it cannot exercise any voting rights in respect of those ordinary shares. The acquisition of the ordinary shares of Perrigo by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Ordinary Shares, Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Perrigo’s articles of association provide that Perrigo will have a first and paramount lien on every ordinary share for all moneys payable, whether presently due or not, payable in respect of such Perrigo ordinary share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any ordinary shares to be paid, and if payment is not made, the ordinary shares may be forfeited. These provisions are standard in the articles of association of an Irish company limited by ordinary shares such as Perrigo and will only be applicable to ordinary shares of Perrigo that have not been fully paid up.

Consolidation and Division; Subdivision

Under its articles of association, Perrigo may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

Perrigo may, by ordinary resolution, reduce its authorized but unissued share capital in any way. Perrigo also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Companies Act.

Annual Meetings of Shareholders

Perrigo is required to hold an annual general meeting at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Perrigo’s fiscal year-end.

Notice of an annual general meeting must be given to all Perrigo shareholders and to the auditors of Perrigo. The articles of association of Perrigo provide for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

At any annual general meeting, only such business may be conducted as has been brought before the meeting (i) in the notice of the meeting, (ii) by or at the direction of the board of directors, (iii) in certain circumstances, at the direction of the Irish High Court, (iv) as required by law or (v) such business that the chairman of the meeting determines is properly within the scope of the meeting.

Extraordinary General Meetings of Shareholders

Extraordinary general meetings of Perrigo may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Perrigo carrying voting rights or (iii) on requisition of Perrigo’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all Perrigo shareholders and to the auditors of Perrigo. Under Irish law and Perrigo’s articles of association, the minimum notice periods are 21 days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

In the case of an extraordinary general meeting convened by shareholders of Perrigo, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Perrigo board of directors has 21 days to convene a meeting of Perrigo shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Perrigo’s receipt of the requisition notice.

If the board of directors becomes aware that the net assets of Perrigo are not greater than half of the amount of Perrigo’s called-up share capital, the directors of Perrigo must convene an extraordinary general meeting of Perrigo shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.

Quorum for General Meetings

The articles of association of Perrigo provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum shall be one or more persons holding or representing by proxy more than 50% of the total issued voting rights of Perrigo ordinary shares.

Voting

Perrigo’s articles of association provide that except where a greater majority is required by the Companies Act, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

At any meeting of Perrigo, all resolutions put to the shareholders will be decided on a poll.

In accordance with the articles of association of Perrigo, the directors of Perrigo may from time to time authorize Perrigo to issue preferred shares. These preferred shares may have a vote for each such share. Treasury shares or shares of Perrigo that are held by subsidiaries of Perrigo will not be entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending the objects or memorandum of association of Perrigo;

•	amending the articles of association of Perrigo;

•	approving a change of name of Perrigo;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares for cash;

•	re-registration of Perrigo from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

•	purchase of own shares off-market;

•	reduction of issued share capital;

•	sanctioning a compromise/Scheme of Arrangement;

•	resolving that Perrigo be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

Under the Perrigo articles of association and the Companies Act, any variation of class rights attaching to the issued shares of Perrigo must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

The provisions of the articles of association of Perrigo relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class.

Records Dates

Perrigo’s Articles of Association provide that its board of directors may set a record date for the purposes of determining which shareholders are entitled to notice of, or to vote at, a general meeting and the record date shall not be more than sixty days prior to the date of the meeting. If no record date is fixed by the board of directors, the date immediately preceding the date on which notice of the meeting is given will be the record date for such determination of members.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Perrigo and any act of the Irish Government which alters the memorandum of Perrigo; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Perrigo; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Perrigo; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any subsidiary of Perrigo which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Perrigo will also have the right to inspect all books, records and vouchers of Perrigo. The auditors’ report must be circulated to the shareholders with Perrigo’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at Perrigo’s annual general meeting.

Acquisitions

An Irish public limited company may be acquired in a number of ways, including:

•

a court-approved Scheme of Arrangement under the Companies Act. A Scheme of Arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

•

through a tender or takeover offer by a third party for all of the shares of Perrigo. Where the holders of 80% or more of Perrigo’s ordinary shares have accepted an offer for their shares in Perrigo, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Perrigo were to be listed on the Euronext Dublin or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

•

it is also possible for Perrigo to be acquired by way of a transaction with an EU-incorporated company under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish Communities (Cross-Border Mergers) Regulations 2008 (as amended). Such a transaction must be approved by a special resolution and by the Irish High Court. If Perrigo is being merged with another EU company under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish Communities (Cross-Border Mergers) Regulations 2008 (as amended) and the consideration payable to Perrigo shareholders is not all in the form of cash, Perrigo shareholders may be entitled to require their shares to be acquired at fair value for cash.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish Communities (Cross-Border Mergers) Regulations 2008 (as amended) governing the merger of an Irish company limited by shares such as Perrigo and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein), a shareholder (i) who voted against the special resolution approving the transaction or (ii) of a company in which 90% of the shares are held by the other party to the transaction has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Disclosure of Interests in Shares

Under the Companies Act, Perrigo shareholders must notify Perrigo if, as a result of a transaction, the shareholder will become interested in 3% or more of the shares of Perrigo; or if as a result of a transaction a shareholder who was interested in more than 3% of the shares of Perrigo ceases to be so interested. Where a shareholder is interested in more than 3% of the shares of Perrigo, the shareholder must notify Perrigo of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of Perrigo (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. Perrigo must be notified within five business days of the transactions or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any Perrigo ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, Perrigo, under the Companies Act, may, by notice in writing, require a person whom Perrigo knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in Perrigo’s relevant share capital to: (i) indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in the shares of Perrigo, to provide additional information, including the person’s own past or present interests in shares of Perrigo. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, Perrigo may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Act, as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from Perrigo on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of Perrigo’s ordinary shares must comply with the reporting requirements under Section 13 of the Exchange Act. In the event Perrigo is in an offer period pursuant to the Takeover Rules (as defined below), accelerated disclosure provisions apply for persons holding an interest in Perrigo securities of 1% or more.

Anti-Takeover Provisions

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law.

Perrigo’s Articles of Association allow its board of directors to adopt any shareholder rights plan upon such terms and conditions as the board deems expedient and in Perrigo’s best interest, subject to applicable law, including the Irish Takeover Rules and Substantial Acquisition Rules described below and the requirement for shareholder authorization for the issue of shares described above.

Subject to the Irish Takeover Rules described below and the Companies Act, the Perrigo board of directors also has the power to issue any of Perrigo’s authorized and unissued shares on such terms and conditions as it may determine to be in Perrigo’s best interest. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of Perrigo’s ordinary shares might believe to be in their best interest or in which holders of Perrigo ordinary shares might receive a premium for their shares over the then-market price of the shares.

Takeover Rules and Substantial Acquisition Rules

A transaction in which a third party seeks to acquire 30% or more of the voting rights of Perrigo will be governed by the Irish Takeover Panel Act 1997 (the “Takeover Panel Act”) and the Irish Takeover Rules 2013 (the “Takeover Rules”) made thereunder and will be regulated by the panel (the “Panel”) pursuant to the Takeover Panel Act. The “General Principles” of the Takeover Rules and certain important aspects of the Takeover Rules are described below.

General Principles

The Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Panel:

•

in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•

the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•

a substantial acquisition of securities (whether such acquisition is to be effected by one transactions or a series of transaction) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other voting rights in Perrigo may be required under the Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in Perrigo at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in Perrigo, unless the Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in Perrigo would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire outstanding ordinary shares of Perrigo, the offer price must be no less than the highest price paid for Perrigo ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Panel has the power to extend the “look back” period to 12 months if the Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Perrigo (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Perrigo or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per Perrigo ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Perrigo in the 12-month period prior to the commencement of the offer period if the Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Perrigo. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Perrigo is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Perrigo and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Takeover Rules, the Perrigo board of directors is not permitted to take any action which might frustrate an offer for the shares of Perrigo once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by Perrigo’s shareholders at a general meeting; or

•	the Panel has given its consent, where:

•	it is satisfied the action would not constitute frustrating action;

•	Perrigo shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or the Perrigo memorandum and articles of association may be considered to have anti-takeover effects, including those described under the following captions: “—Capital Structure—Authorized Share Capital” (regarding issuance of preferred shares), “—Preemption Rights, Share Warrants and Options,” “—Disclosure of Interests in Shares.”

Corporate Governance

The articles of association of Perrigo allocate authority over the day-to-day management of Perrigo to the board of directors. The board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Perrigo. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transactions of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Legal Name; Formation; Fiscal Year; Registered Office

The current legal and commercial name of Perrigo is Perrigo Company plc. Perrigo was incorporated in Ireland on June 28, 2013 as a private limited company, under the name Blisfont Limited (registration number 529592) and changed its name to Perrigo Company Limited on July 30, 2013. Perrigo Company Limited re-registered as a public limited company on November 27, 2013. Perrigo’s fiscal year begins on January 1 and ends on December 31 of each year. We end our quarterly accounting periods on the Saturday closest to the end of the calendar quarter, with the fourth quarter ending on December 31 of each year. Perrigo’s registered address is The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74.

Appointment of Directors

Perrigo’s articles of association provide that (subject to: (a) automatic increases to accommodate the exercise of the rights of holders of any class or series of shares in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series; and/or (b) any resolution passed increasing the number of directors) the number of directors will be not less than two and not more than eleven.

At each annual general meeting of Perrigo, all the directors shall retire from office and be re-eligible for re-election. Upon the resignation or termination of office of any director, if a new director shall be appointed to the board he will be designated to fill the vacancy arising.

No person shall be appointed director unless nominated as follows:

•	by the affirmative vote of two-thirds of the board of Perrigo;

•

with respect to election at an annual general meeting, by any shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of Perrigo, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in the articles of association;

•

with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Companies Act, by a shareholder or shareholders who hold ordinary shares or other shares carrying the general right to vote at general meetings of Perrigo and who make such nomination in the written requisition of the extraordinary general meeting; or

•

by holders of any class or series of shares in Perrigo then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue.

Directors shall be appointed as follows:

•

by shareholders by majority of votes cast at the annual general meeting in each year or at any extraordinary general meeting called for the purpose, except that, if resolutions are passed in respect of the election of directors which would result in the maximum number of directors being exceeded, then those directors, in such number as exceeds such maximum number, receiving at that meeting the lowest number of votes will not be elected;

•	by the board in accordance with the articles of association; or

•

so long as there is in office a sufficient number of directors to constitute a quorum of the board, the directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the board or as an addition to the existing directors but so that the total number of directors shall not any time exceed the maximum number provided for in the articles of association.

Removal of Directors

Under the Companies Act, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days’ notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Perrigo in respect of his removal.

The board of directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any maximum number of directors so fixed. Perrigo may by ordinary resolution elect another person in place of a director removed from office and without prejudice to the powers of the directors under the articles, the company in general meeting may elect any person to be a director to fill a vacancy or an additional director, subject to the maximum number of directors set out in the articles of association.

Directors’ Duties

Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for our management (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal fiduciary duties include the statutory and common law fiduciary duties of acting in good faith in the interests of our company and exercising due care and skill. Other statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers and making certain filings as well as the disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on our business while insolvent, without due regard to the interests of creditors). For public limited companies like us, directors are under a specific duty to ensure that the corporate secretary is a person with the requisite knowledge and experience to discharge the role.

Duration; Dissolution; Rights upon Liquidation

Perrigo’s duration will be unlimited. Perrigo may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Perrigo may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Perrigo has failed to file certain returns.

The rights of the shareholders to a return of Perrigo’s assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in Perrigo’s articles of association and may be further prescribed in the terms of any preferred shares issued by the directors of Perrigo from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Perrigo. The memorandum and articles of association provide that, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Perrigo’s articles of association provide that the shareholders of Perrigo are entitled to participate pro rata in a winding up, but their right to do so is subject to the rights of any holders of the shares issued upon special terms and conditions to participate under the terms of any series or class of such shares.

Uncertificated Shares

Holders of ordinary shares of Perrigo will have the right upon request to require Perrigo to issue certificates for their shares. Subject to any such requests, Perrigo intends only to issue uncertificated ordinary shares.

No Sinking Fund

The Perrigo ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the transactions will be duly and validly issued and fully paid.

Transfer and Registration of Shares

The transfer agent for Perrigo will maintain the share register, registration in which will be determinative of membership in Perrigo. A shareholder of Perrigo who holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Perrigo’s official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on Perrigo’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Perrigo’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of Perrigo ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. Perrigo’s articles of association allow Perrigo, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Perrigo is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion) and (iii) claim a lien against the Perrigo ordinary shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Perrigo ordinary shares has been paid unless one or both of such parties is otherwise notified by Perrigo.

Perrigo’s memorandum and articles of association delegate to Perrigo’s secretary the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of Perrigo ordinary shares occurring through normal electronic systems, Perrigo regularly produces any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Perrigo notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Perrigo for this purpose) or request that Perrigo execute an instrument of transfer on behalf of the transferring party in a form determined by Perrigo. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Perrigo’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Perrigo’s official Irish share register (subject to the matters described below).

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. Holding in that way is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you intend to hold securities in street name, you should check with the institution through which you will hold your securities to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of securities, i.e., those who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold securities in that manner or because we issued the securities in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities only, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution or clearing system, or their nominee, that we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depository. The Depository Trust Company, New York, New York, known as DTC, may be a depository for one or more series of securities. For information regarding DTC, see “—Considerations Relating to DTC”.

Any person wishing to own a security included in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depository. The prospectus supplement indicates whether we will issue your securities only in the form of global securities.

Special Investor Considerations for Global Securities. The account rules of your financial institution and the rules of the depository, as well as general laws relating to securities transfers, will govern your rights as an indirect holder of a global security. We will not recognize you as a registered holder of securities and instead will deal only with the depository that holds the global security.

You should be aware that if securities are issued only in the form of global securities:

•	You cannot have securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities. See “—Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities as direct holders.

•

The depository’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security, and those policies may change from time to time. We and the trustee have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depository in any way.

•

Financial institutions that participate in the depositary’s book-entry system and through which investors hold their interests in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

•	The depository will require that you purchase or sell interests in a global security within its system using same-day funds for settlement.

Special Situations When a Global Security will be Terminated. In a few special situations described below, the trustee will terminate the global security and will exchange interests in it for separate certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in the securities transferred to your own name, so that you will be a direct holder. We previously described the rights of street name investors and direct holders in the securities in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders”.

The special situations for termination of a global security are:

•	When the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository,

•	When we notify the trustee that we wish to terminate the global security, or

•	When an event of default on the securities has occurred and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular securities of the series covered by the prospectus supplement. When a global security terminates, the depository, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Considerations Relating to DTC. DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and DTC participants are on file with the Commission.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the trustee, after we deposit funds with the trustee for that purpose, to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the trustee, and disbursements of such payment to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers or agents; and

•	directly to investors.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal on a firm commitment basis for resale to the public. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

Any underwriter or agent involved in the offer and sale of any securities will be named in the applicable prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

Each issuance of securities (other than any add-on issuance) will be a new issue, and there will be no established trading market for any security prior to its original issue date, other than the ordinary shares, which are listed on the New York Stock Exchange and the Tel Aviv Stock Exchange. We may, but are not required to, list a particular issuance of securities on a securities exchange or arrange for admission of a particular issuance of securities on an automated quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market will be obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because these underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses and for which they will receive customary compensation.

VALIDITY OF SECURITIES

Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, will pass upon matters of New York law with respect to securities sold under this prospectus. A&L Goodbody will pass upon matters of Irish law with respect to securities sold under this prospectus. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Perrigo Company plc appearing in Perrigo Company plc’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Perrigo Company plc’s internal control over financial reporting as of December 31, 2019 excluding the internal control over financial reporting of Ranir Global Holdings, LLC, which is included in the 2019 consolidated financial statements of the Company and constituted 8% and 13% of total and net assets, respectively as of December 31, 2019 and 3% and 5% of net sales and net income, respectively for the year then ended, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Perrigo Company plc’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Ranir Global Holdings, LLC from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet website, www.sec.gov, or at the office of the New York Stock Exchange, on which our ordinary shares are listed. Except to the extent specifically incorporated by reference into this prospectus, the information contained on the SEC’s website is expressly not incorporated by reference into this prospectus. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000 or visit the New York Stock Exchange website, www.nyse.com. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Perrigo Company plc, The Sharp Building, Hogan Place, Dublin 2, Ireland, D02 TY74, +353-1-7094000; or at our Internet website, www.perrigo.com. Information contained on our website is not incorporated by reference in and does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to our registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference in the registration statement by the filing of a Current Report on Form 8-K, Form 10-Q, Form 10-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference through the SEC’s Internet website as listed above.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended March 28, 2020;

•	Those portions of the Company’s Proxy Statement on Schedule 14A filed on March 27, 2020 that are incorporated by reference into the Company’s Annual Report on Form 10-K;

•	Current Reports on Form 8-K filed on February 7, 2020, April 7, 2020 (Item 8.01 only), April 9, 2020 and May 8, 2020; and

•

The description of the Company’s Ordinary Shares, contained in the Company’s Registration Statement on Form S-4, as amended (File No. 333-190859) under the heading “Description of New Perrigo Ordinary Shares” and in any report filed for the purpose of amending such description.

Also, all documents filed by us with the SEC under File No. 001-36353 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus and prior to termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, copies of any document incorporated by reference into this prospectus, excluding exhibits other than those exhibits that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:

Perrigo Company plc

The Sharp Building

Hogan Place

Dublin 2, Ireland D02 TY74

+353-1-7094000

Information on our website is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference in this prospectus.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by our Irish counsel, A&L Goodbody, that any proceedings in Ireland for the enforcement of a judgment obtained against either of the registrants in any U.S. federal or New York state court in the Borough of Manhattan in the City of New York (a “Foreign Judgment”) would be recognized and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:

•	that the foreign court had jurisdiction, according to the laws of Ireland;

•	that the Foreign Judgment was not obtained by fraud;

•	that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;

•	that the Foreign Judgment is final and conclusive;

•	that the Foreign Judgment is for a definite sum of money; and

•	that the procedural rules of the court giving the Foreign Judgment have been observed.

Any such order of the Irish courts may be expressed in a currency other than euros in respect of the amount due and payable by either of the registrants but such order may be issued out of the Central Office of the Irish High Court expressed in euros by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of either of the registrants, amounts claimed in U.S. Dollars against either of the registrants in a currency other than the euro (the “Foreign Currency”) would, to the extent properly payable in the winding up, be paid if not in the Foreign Currency in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up.

It may be difficult for a securityholder to effect service of process within the United States or to enforce judgments obtained against us in U.S. courts. We have agreed that we may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Perrigo Company, a wholly-owned subsidiary of Perrigo Company plc, be our U.S. agent appointed for that purpose. Perrigo Company is located at 515 Eastern Avenue, Allegan, Michigan 49010. A judgment obtained against us in a U.S. court would be enforceable in the United States but could be executed upon only to the extent we have assets in the United States. An Irish court may impose civil liability on us or our directors or officers with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Irish law.

Perrigo Finance Unlimited Company

Fully and unconditionally guaranteed by

Perrigo Company plc

$750,000,000  3.150% Senior Notes due 2030

PROSPECTUS    SUPPLEMENT

Joint Book-Running Managers

BofA Securities

J.P. Morgan

Wells Fargo Securities

Co-Managers

HSBC

Mizuho Securities

BNP PARIBAS

Credit Suisse

Fifth Third Securities

ING

PNC Capital Markets LLC

US Bancorp

June 16, 2020